UNITED STATES
SECURITIES AND EXCHANGE COMMIS
SIO
N
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12
KYMERA THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KYMERA THERAPEUTICS, INC.

200 Arsenal Yards Blvd., Suite 230

Watertown, MA 02472

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To be held June 15, 2023

Notice is hereby given that the 2023 Annual Meeting of Shareholders, or Annual Meeting, of Kymera Therapeutics, Inc., will be held online on June 15, 2023 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting online and vote electronically at www.virtualshareholdermeeting.com/KYMR2023.

The purpose of the Annual Meeting is the following:

1.

To elect four class III directors to our board of directors, to serve until the 2026 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders of record at the close of business on April 18, 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of the four nominees for class III directors; “FOR” the advisory resolution to approve the compensation of our named executive officers, as disclosed in the accompanying proxy statement; and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2023, as disclosed in the accompanying proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of our proxy materials and our Annual Report for the fiscal year ended December 31, 2022, or the 2022 Annual Report. We will mail the Notice of Availability on or about April 27, 2023, and it contains instructions on how to access those documents and to cast your vote over the Internet. This process allows us to provide our shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, including our proxy statement, our 2022 Annual Report and a form of proxy card, free of charge, please follow the instructions on the Notice of Availability.

In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice of Availability or the proxy card at www.virtualshareholdermeeting.com/KYMR2023. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card. Voting promptly will help avoid the additional expense of further solicitation to ensure a quorum at the meeting.

By order of the Board of Directors,

/s/ Nello Mainolfi
Nello Mainolfi
President and Chief Executive Officer

Watertown, Massachusetts

April 27, 2023

GENERAL INFORMATION	2
PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS	8
PROPOSAL NO. 2 – NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	15
PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS KYMERA THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	16
CORPORATE GOVERNANCE	18
COMPENSATION DISCUSSION AND ANALYSIS	25
COMPENSATION AND TALENT COMMITTEE REPORT	39
DIRECTOR COMPENSATION	50
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	56
PRINCIPAL SHAREHOLDERS	58
REPORT OF THE AUDIT COMMITTEE	62
HOUSEHOLDING	63
SHAREHOLDER PROPOSALS	63
OTHER MATTERS	64

KYMERA THERAPEUTICS, INC.

200 Arsenal Yards Blvd., Suite 230

Watertown, MA 02472

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 15, 2023

This proxy statement contains information about the 2023 Annual Meeting of Shareholders, or the Annual Meeting, of Kymera Therapeutics, Inc., which will be held on June 15, 2023 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting online and vote electronically at www.virtualshareholdermeeting.com/KYMR2023. The board of directors of Kymera Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Kymera Therapeutics,” “we,” “us,” and “our” refer to Kymera Therapeutics, Inc. The mailing address of our principal executive office is Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472.

In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice of Internet Availability of Proxy Materials, or Notice of Availability, or the proxy card at www.virtualshareholdermeeting.com/KYMR2023. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the 2023 Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2022 available to shareholders on or about April 27, 2023.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on June 15, 2023:

This proxy statement and our 2022 Annual Report to Shareholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any shareholder upon written request to Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

KYMERA THERAPEUTICS, INC

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to shareholders?

We have elected to provide access to our proxy materials to our shareholders via the Internet. Accordingly, on or about April 27, 2023, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2023 Annual Meeting of Shareholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2022 Annual Report to Shareholders, or the 2022 Annual Report, will be mailed or made available to shareholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most shareholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about April 27, 2023. The Notice of Availability provides instructions as to how shareholders may access and review our proxy materials, including the Notice of the 2023 Annual Meeting of Shareholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, shareholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2023 Annual Meeting of Shareholders, this proxy statement and our 2022 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of shareholders entitled to vote at the Annual Meeting is the close of business on, April 18, 2023.

How many votes can be cast by all shareholders?

There were 55,291,099 shares of our common stock, par value $0.0001 per share, outstanding on April 18, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of the Shareholders on June 15, 2023, or the Annual Meeting. Each shareholder of record is entitled to one vote for each share of our common stock held by such shareholder. None of our shares of undesignated preferred stock were outstanding as of April 18, 2023.

How do I vote?

If you are a shareholder of record, there are several ways for you to vote your shares.

•

By Internet prior to the Annual Meeting. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received no later than 11:59 p.m. Eastern Time on June 14, 2023.

•

By QR Code. You may vote using your mobile device to scan the QR code on your proxy card. Votes submitted by scanning your QR code must be received no later than 11:59 p.m. Eastern Time on June 14, 2023.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received no later than 11:59 p.m. Eastern Time on June 14, 2023.

•

By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received no later than June 14, 2023.

•

During the Annual Meeting. You may vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/KYMR2023. You will be required to enter the control number provided in the Notice of Availability or the proxy card. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Kymera Therapeutics common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/KYMR2023 and enter the control number provided in the Notice of Availability. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on June 15, 2023. We encourage shareholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time in advance of the meeting for check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/KYMR2023 and following the instructions there. Only shareholders will be able to submit a question. Shareholders will be able to submit questions upon logging into the virtual platform 15 minutes prior to the start of the Annual Meeting. The question portal will close after the preliminary results of the voting are reported. In order to provide an opportunity to as many shareholders as possible who wish to ask a question, each shareholder will be limited to one question. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.

How do I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy by (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Second Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. There are 55,291,099 shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if 27,645,550 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws.

Each holder of common stock is entitled to one vote for each share held by such shareholder as of the record date on each matter to come before the Annual Meeting, including the election of a director. Votes cast during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Each of Proposal No. 1 and, Proposal No. 2 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to these proposals, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 3 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the proposal, meaning that the four director nominees receiving the most votes “FOR” will be elected. If nominees are unopposed, election requires only a single “FOR” vote. Shares voting “withheld” have no effect on the election of directors.

The vote required, and the method of calculation, for each proposal at the Annual Meeting is described below.

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No

Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers	Majority of votes cast	No

Approval of the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of votes cast	Yes

Proposal One – Election of Directors

The four class III director nominees receiving the highest number of votes, in person or by proxy, will be elected. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or you may vote “FOR” all nominees except for any nominee you “WITHHOLD” by specifying the name of the nominee on your proxy card. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two – Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Three – Approval of the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on the proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How may shareholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to the scheduled date of such annual meeting or (B) the tenth day following the day on which public announcement of the date of such annual meeting was first made.

In addition, any shareholder proposal intended to be included in the proxy statement for the next annual meeting of our shareholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 29, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024. Shareholder proposals and the required notice should be addressed to our Secretary at our principal executive offices at the address set forth above.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of ten members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Pamela Esposito, Ph.D., Gorjan Hrustanovic, Ph.D. and Victor Sandor, M.D., and their terms will expire at the annual meeting of shareholders to be held in 2024;

•	the class II directors are Jeffrey Albers, J.D., MBA, Joanna Horobin, M.B., Ch.B. and Leigh Morgan and their terms will expire at the annual meeting of shareholders to be held in 2025; and

•	the class III directors are Bruce Booth, D.Phil., Elena Ridloff, CFA, John Maraganore, Ph.D. and Nello Mainolfi, Ph.D., and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote at an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Bruce Booth, D.Phil., Elena Ridloff, CFA, John Maraganore, Ph.D. and Nello Mainolfi, Ph.D. for election as the class III directors at the Annual Meeting. All of the nominees are currently directors, and each has indicated a willingness to continue to serve as a director, if elected.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. Our priority in selection of board members is identification of members who will further the interests of our shareholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards.

Board Diversity Matrix

In accordance with Nasdaq’s Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our board diversity statistics. The rule’s minimum diversity objective is two diverse directors, including one who self-identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander. Our board currently includes three directors who self-identify as female, and one director who self-identifies as an underrepresented minority or as LGBTQ+.

As of April 27, 2023
Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Kymera Therapeutics and our board of directors.

Nominees for Election as Class III Directors

The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2023.

Name	Positions and Offices Held with Kymera Therapeutics	Director Since	Age
Bruce Booth, D.Phil.	Founder, Chair	2015	48
Nello Mainolfi, Ph.D.	Founder, President, Chief Executive Officer and Director	2019	44
Elena Ridloff, CFA	Director	2021	43
John Maraganore, Ph.D.	Director	2022	60

Bruce Booth, D.Phil. Dr. Booth has served as Chairman of our board of directors and has been a member of our board of directors since September 2015. Dr. Booth was our co-founder, President and Chief Executive Officer from September 2015 to August 2017. Dr. Booth joined Atlas Venture in 2005, and currently serves as a partner of Atlas Venture. Previously, from 2004 to 2005, Dr. Booth was a principal at Caxton Health Holdings L.L.C., a healthcare-focused investment firm, where he focused on the firm’s venture capital activities. He is currently serves as chairman of AVROBIO Inc. and Vigil Neuroscience, Inc. and serves on the Board of Magenta Therapeutics Inc. He also serves on the board of several privately held companies, including Nimbus Therapeutics, LLC, HotSpot Therapeutics, Inc., Arkuda Therapeutics, Inc., Matchpoint Therapeutics, Inc. and Sionna Therapeutics, Inc. Dr. Booth previously served on the boards of directors of Miragen Therapeutics, Inc. and Zafgen, Inc. Dr. Booth holds a D.Phil. in molecular immunology from Oxford University’s Nuffield Department of Medicine and a B.S. in biochemistry from Pennsylvania State University. Dr. Booth’s qualifications to sit on our board of directors include his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development, and business strategy of multiple start-up companies in the life sciences sector.

Nello Mainolfi, Ph.D. Dr. Mainolfi has served as our co-founder, President, Chief Executive Officer and a member of our board of directors since November 2019. Previously, Dr. Mainolfi served as President and Chief Scientific Officer from June 2019 to November 2019, Chief Scientific Officer from January 2019 to June 2019, Chief Technology Officer from October 2017 to January 2019, and Vice President of Drug Discovery from May 2016 to September 2017. Prior to founding Kymera, Dr. Mainolfi was an entrepreneur in residence at Atlas Venture from January 2016 to June 2018 and has since transitioned to a role as an advisor. From January 2015 to April 2016, Dr. Mainolfi also held various roles at Raze Therapeutics, Inc., including as the Senior Director, Head of Drug Discovery from January 2016 to April 2016 and as Director, Head of Chemistry from January 2015 to January 2016. Prior to that, Dr. Mainolfi worked at the Novartis Institutes for Biomedical Research from October 2007 to January 2015, leading teams to identify multiple novel potential medicines that have entered clinical development across a series of disease areas. Dr. Mainolfi holds a Ph.D. from King’s College, University of London and a BSc from Queen Mary, University of London. We believe Dr. Mainolfi is qualified to serve as a member of our board of directors due to his significant history with the company, as well as his extensive experience in drug development and the life sciences industry.

Elena Ridloff, CFA. Ms. Ridloff has served as a member of our board of directors since March 2021. Ms. Ridloff has served as the Chief Financial Officer of Sionna Therapeutics, Inc., a life sciences company, since September 2021. Ms. Ridloff previously served as the Executive Vice President, Chief Financial Officer of ACADIA Pharmaceuticals Inc., or ACADIA, a publicly traded pharmaceutical company. Ms. Ridloff joined ACADIA in April 2018 as Senior Vice President, Investor Relations, where she led investor and financial communications activities, and served as ACADIA’s Chief Financial Officer from October 2018 to September 2021. Before ACADIA, Ms. Ridloff held various roles at Alexion Pharmaceuticals, Inc., or Alexion, including Executive Director, Investor Relations from April 2014 to January 2016, and Vice President, Investor Relations from January 2016 to March 2018. Ms. Ridloff also served as a member of Alexion’s Operating Committee. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also spent over a decade as an institutional investor and from July 2005 to January 2012 served as Managing Director at Maverick Capital, a hedge fund, where she was responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors. Ms. Ridloff earned her B.A. in history and sociology of science from the University of Pennsylvania, and is a Chartered Financial Analyst. Ms. Ridloff also serves as a member on the board of directors of Kronos Bio, Inc. (Nasdaq: KRON). We believe Ms. Ridloff is qualified to serve on our board of directors due to her financial and accounting expertise and her experience in the finance and life sciences industries.

John Maraganore, Ph.D. Dr. Maraganore has served as a member of our board of directors since January 2022. Dr. Maraganore is the principal of JMM Innovations, LLC, and currently serves as a Venture Partner at ARCH Venture Partners, a Venture Advisor at Atlas Venture, a Senior Advisor at Blackstone Life Sciences, an Executive Partner at RTW Investments and an Advisor at M28. Previously, Dr. Maraganore served as the Chief Executive Officer and a member of the Board of Directors of Alnylam Pharmaceuticals, Inc. from December 2002 to December 2021, and as President of Alnylam from December 2002 to December 2007. He currently serves on the Alnylam Scientific Advisory Board. Dr. Maraganore is a member of the Board of Directors of Agios Pharmaceuticals, Inc., Beam Therapeutics Inc., ProKidney Corp., and Takeda Pharmaceuticals, and a member on the Board of the Biotechnology Industry Organization, of which he was previously Chair, and as a member of the BIO Executive Committee. He also previously served on the board of directors of bluebird bio, Inc. from January 2012 to September 2017. Dr. Maraganore holds a B.A. in biological sciences from the University of Chicago and an M.S. and a Ph.D. in biochemistry and molecular biology from the University of Chicago. We believe that Dr. Maraganore’s experience as chief executive officer of a public biotechnology company and as a board member of other public biotechnology companies qualify him to serve as a member of our board of directors.

Vote Required and Board of Directors’ Recommendation

The four nominees for class III director who receive the most “FOR” votes (also known as a plurality) will be elected. Shares that are voted “withheld” and broker non-votes will have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as directors, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of class III directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Bruce Booth, D.Phil., Nello Mainolfi, Ph.D., Elena Ridloff, CFA, and John Maraganore, Ph.D. as the class III directors, to serve for a three-year term ending at the annual meeting of shareholders to be held in 2026.

Directors Continuing in Office

The following table identifies our continuing directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2023.

Name	Position and Offices Held with Kymera Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Pamela Esposito, Ph.D.	Director	2020	Class I – 2024	49
Gorjan Hrustanovic, Ph.D.	Director	2020	Class I – 2024	34
Victor Sandor, M.D.C.M.	Director	2022	Class I – 2024	56
Jeffrey Albers, J.D., MBA	Director	2020	Class II – 2025	51
Joanna Horobin, M.B., Ch.B.	Director	2018	Class II – 2025	68
Leigh Morgan	Director	2022	Class II – 2025	55

Class I Directors (Term Expires at the 2024 Annual Meeting of Shareholders)

Pamela Esposito, Ph.D. Dr. Esposito has served as a member of our board of directors since September 2020. She has served as Chief Business Officer of Replimune Group, Inc. since 2015. Dr. Esposito is also a member of the board of directors of Accent Therapeutics, a private oncology company. Previous to her position at Replimune, she was Chief Business Officer at Ra Pharmaceuticals, Inc. from 2013 to 2015. As a member of Ra Pharmaceuticals, Inc.’s senior management team, Dr. Esposito played a leadership role in strategy, helping Ra Pharmaceuticals, Inc. transform from a discovery platform to a clinical-stage company. Prior to Ra Pharmaceuticals, Inc., from 2010 to 2011, she was Vice President of Business Development at BioVex Group, Inc. Dr. Esposito earned a Ph.D. in Pharmacology from Tufts University School of Medicine in 2002 and a B.A. in Biochemistry/Molecular Biology from Dartmouth College. We believe Dr. Esposito is qualified to serve on our board of directors because of her extensive experience in the life sciences industry in operational roles for high-growth life science companies.

Gorjan Hrustanovic, Ph.D. Dr. Hrustanovic has served as a member of our board of directors since March 2020. Dr. Hrustanovic is a Managing Director at BVF Partners L.P. where he focuses on biotechnology and therapeutic investments. Dr. Hrustanovic is a member of the board of directors of Olema Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, as well as Rain Therapeutics, Inc., a publicly traded biopharmaceutical company, and serves as a member or observer on the boards of directors of several privately held companies. Dr. Hrustanovic received his B.S. in molecular biology and economics/management science from the University of California, San Diego and a Ph.D. in Biomedical Sciences, Cancer Biology and Cell Signaling from the University of California, San Francisco. We believe Dr. Hrustanovic is qualified to serve as a member of our board of directors due to his experience in the life sciences industry as a venture capitalist and a director.

Victor Sandor, M.D.C.M. Dr. Sandor has served as a member of our board of directors since November 2022. He was most recently Chief Medical Officer at Array Biopharma, Inc. prior to its acquisition in 2019 by Pfizer Inc. Dr. Sandor is also a member of the board of directors of Prelude Therapeutics Incorporated, a publicly traded precision oncology company, ADCT Therapeutics SA, a publicly traded antibody drug conjugate company and Merus N.V., a publicly traded oncology company. He also serves as a member on the board of directors of a privately held company. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation. Dr. Sandor was also Vice President and Chief Medical Officer for Oncology at Biogen Idec and held positions of increasing responsibility in oncology product development at AstraZeneca. Dr. Sandor received his M.D.C.M. from McGill University and completed his fellowship in Medical Oncology at the National Institutes of Health. We believe Dr. Sandor is qualified to serve as a member of our board of directors due to his medical expertise and extensive industry experience.

Class II Directors (Term Expires at the 2025 Annual Meeting of Shareholders)

Jeffrey Albers, J.D., MBA. Mr. Albers has served as a member of our board of directors since July 2020. Mr. Albers has more than 20 years of experience bringing important new medicines to patients with cancer and rare diseases in leadership roles in the biopharmaceutical industry. He is currently serving as the Chair of the board of directors of Blueprint Medicines Corp., or Blueprint, and previously served as Blueprint’s Executive Chair from April to December 2022 and Chief Executive Officer from 2014 to 2022, and as a member of the board of directors since July 2014. During that time, he led the research-stage company through an initial public offering and now to a fully integrated, global biotechnology company. Mr. Albers previously served as President of Algeta ASA from January 2012 to April 2014, where he oversaw the successful commercial launch of a targeted cancer therapy prior to the company’s acquisition by Bayer. Prior to Algeta, he held senior commercial and corporate development positions at Genzyme (now a division of Sanofi) from July 2005 to November 2011, most recently as vice president of the U.S. hematology and oncology business unit. Earlier in his career from 2000 to 2005, Mr. Albers was a life sciences corporate attorney at Mintz Levin Cohn Ferris Glovsky & Popeo. He currently serves on the board of directors of Magenta Therapeutics, Inc., a publicly traded biotechnology company, and is Chair of the Board at Pheon Therapeutics, Inc. and MOMA Therapeutics, each a privately held biotechnology company. He currently serves as a Venture Partner at Atlas Venture and is on the Board of Advisors for Life Sciences Cares. He holds a B.S. from Indiana University and an MBA and J.D. from Georgetown University. We believe that Mr. Albers is qualified to serve on our board of directors due to his broad leadership experience in the life sciences industry.

Joanna Horobin, M.B., Ch.B. Dr. Horobin has served as a member of our board of directors since May 2018. Dr. Horobin served as the Senior Vice President and Chief Medical Officer of Idera Pharmaceuticals, Inc., or Idera, a publicly traded clinical-stage biopharmaceutical company focused on the clinical development, and ultimately the commercialization, of drug candidates for both oncology and rare disease indications, from November 2015 until July 2019. Prior to joining Idera, Dr. Horobin served as the Chief Medical Officer of Verastem, Inc., a publicly traded biopharmaceutical company focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients, from September 2012 to July 2015. Dr. Horobin currently serves as a member of the board of directors of Liquidia Corporation, a publicly traded biotechnology company, a member of the board of Vyant Bio Inc., and chair of the board of directors of iOnctura SA. Dr. Horobin received her medical degree from the University of Manchester, England. We believe Dr. Horobin is qualified to serve on our board of directors due to her extensive industry experience and knowledge in drug development and commercialization.

Leigh Morgan Ms. Morgan has served as a member of our board of directors since July 2022. Leigh Morgan is a senior executive with experience scaling profitable, high performing organizations in domestic, global, and highly regulated market sectors. She has served as Chief Strategy & Operating Officer of Nia Tero Foundation since 2019 and from 2018 as an Executive in Residence. Prior to Nia Tero, she served as Chief Operating Officer of the Bill & Melinda Gates Foundation from September 2014 to May 2017. She brings deep strategy, operations, human resource, M&A, and public-private partnership competencies to risk/governance oversight roles in the biopharmaceutical sector. As an executive in prominent global brands, she also brings deep insight into the evolving role of business in society including diversity, equity and inclusion (DE&I). She holds a master’s degree in organizational development from the American University and a B.A. from Duke University. We believe Ms. Morgan is qualified to serve on our board of directors due to her experience in human resources, governance and scaling high performing organizations.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors and sets forth their current positions at Kymera Therapeutics and their ages as of April 15, 2023.

Name	Position Held with Kymera Therapeutics	Officer Since	Age
Jared Gollob, M.D.	Chief Medical Officer	2018	59
Bruce Jacobs, CFA, MBA	Chief Financial Officer	2019	53
Ellen Chiniara, J.D.	Chief Legal Officer and Corporate Secretary	2023	64

Jared Gollob, M.D. Dr. Gollob has served as our Chief Medical Officer since September 2018. Prior to joining Kymera, Dr. Gollob was Vice President of Clinical Development and Global Vice President of Medical Affairs for Amyloidosis from June 2012 to August 2018 and Senior Director, Clinical Research from October 2007 to May 2012 at Alnylam Pharmaceuticals, Inc., where he led early and late-stage clinical programs in infectious disease, oncology, and amyloidosis that provided that first proof of concept in humans for RNA interference therapeutics. Dr. Gollob has previously held academic positions at Harvard Medical School and Duke University School of Medicine, and was on staff at Dana-Farber Cancer Institute, Beth Israel Deaconess Medical Center and Duke University Medical Center, where he was engaged in both clinical and laboratory research in oncology and immunology. Dr. Gollob received his B.A. and M.D. from Columbia University and completed clinical training in internal medicine and medical oncology at Massachusetts General Hospital and the Dana-Farber Cancer Institute, respectively.

Bruce Jacobs, CFA, MBA. Mr. Jacobs has served as our Chief Financial Officer since July 2019. Mr. Jacobs has more than 25 years of experience in health care financial services, investment banking and equity research. He was previously managing partner for Westfield Capital Management, or Westfield, a Boston-based equity investment firm from April 2004 to June 2019, also serving on Westfield’s management committee and as health care team lead. Mr. Jacobs graduated magna cum laude from the Wharton School of the University of Pennsylvania, earned an MBA from the Harvard Business School and is a Chartered Financial Analyst. Mr. Jacobs currently serves on the board of directors of the Boys & Girls Clubs of Boston and on the Board of Advisors for Life Sciences Cares.

Ellen Chiniara, J.D. Ms. Chiniara has served as our Chief Legal Officer since January 2023. Ms. Chiniara has more than thirty years legal experience in the life sciences and healthcare industries. Prior to joining Kymera, Ms. Chiniara served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Alexion Pharmaceuticals from February 2018 to July 2021, where she was responsible for all legal, intellectual property and governance matters, and was the executive sponsor of the Corporate Social Responsibility program, until the company’s acquisition by AstraZeneca in 2021. Prior to Alexion, from October 2006 to October 2017, Ms. Chiniara was General Counsel at Alere Inc., a point-of-care diagnostics company, where she oversaw legal, government affairs, and governance functions. Earlier in her career, she was responsible for the legal function of the US neurology division at Serono and was a Partner at the law firm Hale and Dorr LLP. Ms. Chiniara currently serves as a member of the Board of Directors at Compass Therapeutics. She graduated magna cum laude from Bryn Mawr College and earned her Juris Doctor from Stanford University School of Law.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This is commonly known as a “Say-on-Pay” proposal. At our 2022 Annual Meeting of Shareholders, our shareholders approved one year as the preferred frequency for holding non-binding advisory votes to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our shareholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Accordingly, we are asking our shareholders to vote for the following resolution:

RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory, and therefore not binding on us, the board of directors, or our compensation and talent committee. However, our board of directors and compensation and talent committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS KYMERA THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Kymera Therapeutics’ shareholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young LLP has served as Kymera Therapeutics’ independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2023. Shareholder approval is not required to appoint Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is good corporate governance. If the shareholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Kymera Therapeutics and its shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2022 and 2021.

Fee Category	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Audit fees(1)	1,048,500	$1,137,000
Audit-related fees(2)	—	—
Tax fees(3)	17,500	45,900
All other fees(4)	—	—

Total Fees	$1,066,000	$1,182,900

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and fees related to our follow-on public offering in July 2021, our PIPE offering in August 2022, and our at-the-market offering facility, including in connection with the preparation of comfort letters and consents.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees”. There were no audit-related fees in fiscal years 2022 and 2021.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)	There were no other fees for fiscal years 2022 and 2021.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal years 2022 and 2021, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to ratify the appointment of our independent public accountant. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2023.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to the company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Shareholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the shareholder proposing the candidate. Shareholder proposals should be addressed to Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material have been provided on a timely basis in accordance with our bylaws, any recommendations received from shareholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a shareholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of shareholders. See “Shareholder Proposals” for a discussion of submitting shareholder proposals.

Director Independence

Applicable Nasdaq Global Market, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation and talent committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation and talent committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation and talent committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Nello Mainolfi, Ph.D., are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major shareholders. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Mainolfi is not an independent director under these rules because he is currently employed as the chief executive officer of the company.

Board Committees

Our board of directors has established an audit committee, a compensation and talent committee and a nominating and corporate governance committee. Each of the audit committee, compensation and talent committee and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation and talent committee, nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.kymeratx.com/corporate-governance.

The table below shows current membership for each of the standing committees of our board of directors.

Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee
Elena Ridloff, CFA*	Jeffrey Albers, J.D., MBA *	Leigh Morgan*

Pamela Esposito, Ph.D.	John Maraganore, Ph.D.	Pamela Esposito, Ph.D.

Joanna Horobin, M.B., Ch.B.	Leigh Morgan	Joanna Horobin, M.B., Ch.B. Gorjan Hrustanovic, Ph.D.

*	Denotes committee chair.

Audit Committee

Elena Ridloff, CFA, Pamela Esposito, Ph.D., and Joanna Horobin, M.B., Ch.B. serve on the audit committee, which is chaired by Elena Ridloff, CFA. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee.

Our board of directors has designated Elena Ridloff, CFA as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the audit committee met four times and acted via written consent once. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•

monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation and Talent Committee

Jeffrey Albers, J.D., MBA, John Maraganore, Ph.D. and Leigh Morgan serve on the compensation and talent committee, which is chaired by Jeffrey Albers, J.D., MBA. Our board of directors has determined that each member of the compensation and talent committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the compensation and talent committee met four times and acted via written consent seven times. The compensation and talent committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our chief executive officer;

•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and, based on such evaluation, (i) recommending to the board of directors the cash compensation of our chief executive officer and (ii) reviewing and recommending to the board of directors any grants and awards to our chief executive officer under equity-based plans;

•	reviewing and approving the cash compensation of our other executive officers;

•	reviewing and establishing our overall management compensation philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors;

•	preparing our compensation committee report if and when required by SEC rules;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” to be included in our annual proxy statement;

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and

•	reviewing our human capital management practices, including matters related to talent management and development, organizational engagement and Diversity, Equity & Inclusion.

Nominating and Corporate Governance Committee

Leigh Morgan, Pamela Esposito, Ph.D., Joanna Horobin, M.B., Ch.B. and Gorjan Hrustanovic, Ph.D. serve on the nominating and corporate governance committee, which is chaired by Leigh Morgan. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee acted via written consent four times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors.

The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and our chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by shareholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Shareholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a shareholder in accordance with the provisions of our bylaws relating to shareholder nominations as described later in this proxy statement under the heading “Shareholder Proposals.”

Identifying and Evaluating Director Nominees

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our shareholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our shareholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met five times and acted via written consent eight times during 2022. During 2022, each member of the board of directors attended in person or participated in 80% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Shareholders

Directors are responsible for attending the annual meeting of shareholders to the extent practicable. All the members of our board of directors who were then directors attended our 2022 annual meeting of shareholders.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.kymeratx.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Kymera Therapeutics

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors, by submitting a written communication to the attention of such director at the following address:

c/o Kymera Therapeutics, Inc.

200 Arsenal Yards Blvd., Suite 230

Watertown, Massachusetts 02472

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a shareholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Kymera Therapeutics’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Kymera Therapeutics’ legal counsel, with independent advisors, with non-management directors, or with Kymera Therapeutics’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Kymera Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Kymera Therapeutics has also established a third-party website, https://whistleblowerservices.com/kymeratx, and toll-free telephone number, (877) 306-2141, for the reporting of such activity.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation and talent committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, including base salary, cash and equity incentive compensation levels, severance arrangements, change-in-control benefits and other forms of executive compensation. This committee is also responsible for evaluating our company’s performance against its goals and making related recommendations to our board of directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent. This section discusses the principles underlying our compensation and talent committee’s policies and decisions with respect to the compensation of our named executive officers.

For 2022, our named executive officers were as follows:

•	Nello Mainolfi, Ph.D., our Founder, President and Chief Executive Officer;

•	Bruce Jacobs, CFA, MBA, our Chief Financial Officer;

•	Jared Gollob, M.D., our Chief Medical Officer; and

•	Elaine Caughey, MBA, our Chief Business Officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Fiscal Year 2022 Performance Highlights and Achievement of 2022 Corporate Goals

We are a biopharmaceutical company focused on discovering and developing novel small molecule therapeutics that selectively degrade disease-causing proteins by harnessing the body’s own natural protein degradation system. Our proprietary targeted protein degradation, or TPD, platform, which we refer to as Pegasus™, allows us to discover highly selective small molecule protein degraders with activity against disease-causing proteins throughout the body. We believe that our small molecule protein degraders have unique advantages over existing therapies and our platform allows us to address a large portion of the human genome that was previously intractable with traditional modalities. We focus on biological pathways that have been clinically validated but where key biological nodes/proteins have not been drugged or inadequately drugged.

To date, we have utilized our Pegasus™ platform to design novel protein degraders focused in the areas of immunology-inflammation and oncology, and we continue to apply our platform’s capabilities to additional therapeutic areas. We have a mission to drug all target classes in human cells using TPD. Our first three clinical stage programs are IRAK4, IRAKIMiD, and STAT3, which each address high impact targets within the interleukin-1 receptor/toll-like receptor, or IL-1R/TLR, and janus kinase/signal transducers and activators of transcription, or JAK/STAT, pathways, providing the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. Our fourth clinical program, MDM2, targets both solid and hematologic malignancies. Our programs exemplify our focus on addressing high impact targets that have been elusive to conventional modalities and that drive the pathogenesis of multiple serious diseases with significant unmet medical needs.

2022 was a pivotal year for Kymera Therapeutics as we disclosed encouraging clinical data in patients for KT-474, dosed patients in our two lead oncology programs, IRAKIMiD and STAT3, announced IND clearance for our next oncology program, MDM2, and continued to expand our pipeline of preclinical programs and augment our drug development capabilities. We achieved these significant advancements while maintaining a well-capitalized balance sheet and growing our organization both in terms of size and functional capabilities.

We have made substantial progress towards our goal of bringing life-changing therapies to patients and achieved significant milestones, including the following, towards the corporate goals we established for 2022, which are described below.

Performance Highlights

Clinical Programs

We are developing KT-474, a highly active and selective, orally bioavailable IRAK4 degrader, for the treatment of IL-1R/TLR-driven immune-inflammatory conditions and diseases with high unmet medical need, initially including hidradenitis suppurativa, or HS, an inflammatory skin disease, and atopic dermatitis, or AD. In 2022, we completed our Phase 1 trial of KT-474, and in December 2022, Sanofi notified us of its intent to advance KT-474 into Phase 2 clinical trials. Phase 2 clinical trials of KT-474 will initially investigate its potential in HS and AD, with the clinical trial for the first indication initiating in 2023.

We are developing another group of IRAK4 degraders, which we call IRAKIMiDs, with a unique profile that combines the activity of IRAK4 degradation and immunomodulatory imide drugs, or IMiDs, for the treatment of MYD88-mutated diffuse large B-cell lymphoma, or DLBCL. In 2022, patient enrollment and dosing commenced in the Phase 1a portion of the IRAKIMiD trial in patients with relapsed/refractory B cell lymphomas, including MYD88 DLBCL, and we shared initial clinical data in December 2022. Patient enrollment and dosing are ongoing, and we expect to provide additional clinical data in 2023.

We are developing selective STAT3 degraders for the treatment of hematological malignancies and solid tumors, as well as autoimmune diseases and fibrosis. In 2022, patient enrollment and dosing commenced in the Phase 1a portion of the STAT3 trial in patients with relapsed/refractory liquid and solid tumors, including aggressive lymphomas, and we shared initial clinical data in December 2022. Patient enrollment and dosing are ongoing, and we expect to provide additional clinical data in 2023.

We are developing degraders that target MDM2 for the treatment of solid tumors and hematological malignancies. MDM2 is the crucial regulator of the most common tumor suppressor, p53, which remains intact (or wild type) in more than 50% of cancers. Unlike small molecule inhibitors, our MDM2 degrader, KT-253, has been shown preclinically to have the ability to overcome the MDM2 feedback loop and rapidly induce apoptosis, even with brief exposures. In December 2022, we announced that we received clearance from the FDA for our IND for KT-253. We plan to initiate a Phase 1 clinical trial of KT-253 in early 2023, which is designed to evaluate the safety, tolerability, PK/PD and clinical activity of KT-253 in adult patients with liquid and solid tumors.

Pre-Clinical Efforts

In addition to the four programs described above, we continued the progression of several discovery stage programs. We have a goal of generating at least one new IND per year while focusing on novel or previously intractable targets.

Organizational Growth

As an organization, we successfully managed our growth with respect to headcount. Our organization continues to thoughtfully grow our workforce and invest in key areas across the business. Specifically, we grew from 141 employees at year-end 2021 to 167 full-time employees at year-end 2022, hiring for key strategic capabilities to support our growth and execute on our business objectives.

Financial Stability

As of December 31, 2022, we had cash, cash equivalents and investments of approximately $560 million, which included a private investment in public equity (PIPE) offering of $150 million that we completed in August 2022. In 2022, we managed our cash expenditures in line with our board-approved budget and our research and development plans while operating effectively as a public company.

Corporate Goals and Key Outcomes

Annually, we establish goals for the upcoming calendar year. A subset of those goals is publicly announced, typically at a widely attended investor conference at the beginning of each year. Additional goals not included in the public presentation are also established, and collectively the publicly disclosed goals and those maintained internally form the company’s overall corporate goals. The Company often realizes achievements that were not specifically stated in the corporate goals, but which are nonetheless important accomplishments, and those are also considered in evaluating management’s performance. Our 2022 corporate goals were approved by our board of directors and were considered by our management and compensation and talent committee in their respective assessment of the company’s performance for 2022. As described in more detail below in “— Primary Elements of Executive Compensation — Annual Cash Incentive Compensation,” based on an evaluation of our performance in 2022 and input from our compensation and talent committee, our board of directors established a bonus payout ratio of 110% of target due to achievement of our corporate goals for 2022 and in recognition of our additional successes beyond our stated corporate goals.

Because our corporate goals include highly sensitive competitive data, including pre-clinical, clinical, regulatory and financial targets, we do not disclose all the specific portions of each of these goals because we believe that such disclosure would result in competitive harm to us. Revealing certain elements of these goals could potentially reveal insights about our pre-clinical, clinical, regulatory and strategic plans or objectives that our competitors or potential collaborators could use against us. We purposely set these goals at challenging levels, and not every goal was fully achieved.

Our goals were centered around three overall strategic objectives, each of which contained more specific tactical and operational goals. The three categories in order of weighting were:

1.	Advance our oncology and immunology clinical pipeline – 45% weighting

2.	Advance our discovery pipeline – 30% weighting

3.	Build a world-class, widely respected and differentiated organization that can attract and engage the best talent and business partners – 25% weighting

The following highlights key objectives within each category, with the aforementioned exclusions.

Advance our Oncology and Immunology Clinical Pipeline (45% weighting)

For our IRAK4 program, including our lead candidate, KT-474, we publicly stated our goal to complete the Phase 1 patient cohort to enable the transition of the program to Sanofi. Additionally, other key goals were to demonstrate proof-of-mechanism and proof-of-biology in patients and to generate data that would enable the selection of a Phase 2 dose. We also had as a critical goal, as previously stated, to deliver a full data package to our partner, Sanofi, to enable their decision to advance KT-474 into Phase 2 clinical trials. Our IRAK4 program goals also included the submission of the Phase 1 study to a leading medical journal. While the timing of the trial completion did not allow us to submit the results for publication in 2022, we achieved all our other goals related to our IRAK4 program. We had other important accomplishments that were not specifically part of our goals for the IRAK4 program. Most notably, we demonstrated encouraging clinical activity in HS and AD patients, and we enabled Sanofi to communicate to us their intention to advance KT-474 into Phase 2 clinical trials earlier than expected.

For our IRAKIMiD program, including our drug candidate KT-413, our primary goal was to begin patient enrollment and demonstrate proof-of-mechanism, which we had declared publicly and which we defined as the molecule’s ability to degrade the proteins of interest which, in the case of KT-413, are IRAK4 and the IMiD substrates, Ikaros and Aiolos. Specifically, we established goals for target degradation in patients at tolerated doses. In December 2022, we shared IRAKIMiD data that met our proof-of-mechanism goals, although with fewer patients than we had initially anticipated.

For our STAT3 program, namely our drug candidate KT-333, our primary goal was to begin patient enrollment and demonstrate proof-of-mechanism, which we had declared publicly and which we defined as the molecule’s ability to degrade the STAT3. Specifically, we established goals for target degradation in patients at tolerated doses. In December 2022, we shared STAT3 data that met our proof-of-mechanism goals, although with fewer patients than we had initially anticipated.

Advance our discovery pipeline (30% weighting)

Our objective for 2022 was to build a sustainable pipeline to deliver one IND per year, focusing on first-in-class and best-in-class targets. To accomplish this goal in future years, we progressed multiple programs in each stage of development, including target qualification, hit-to-lead and lead-optimization. Notably, in 2022 we advanced our MDM2 program to IND, a critical and publicly-stated 2022 objective, and we plan to initiate a Phase 1 clinical trial of KT-253 in early 2023. We also set the objective of delivering a best-in-class platform enabled by tissue selective/restricted E3 ligases. Our achieved goals included adding lead optimization programs and increasing our pipeline of hit-to-lead programs, including “undruggable” and “novel E3 enabled” programs. We also achieved objectives for establishing a novel screening platform and advancing our novel molecular glue platform. As part of our publicly stated goals, we expected to have both the first tissue-restricted E3 ligase enabled program, and additional programs in oncology and immunology, in development. We have multiple programs in these areas in development, but none has yet reached IND.

Build a world-class, widely respected and differentiated organization that can attract and engage the best talent and business partners (25% weighting)

As a means of building toward a fully-integrated company, we had goals across many departments and functions at Kymera, including Finance, Communications/Investor Relations, Business Development, Operations and People & Culture. Financial goals included completing a 5-year business plan and budget and financing strategy for which we sought and received board of directors’ approval. We also had a goal to complete a detailed long-range plan (LRP) to inform program and strategic decision making. Our financial goals also included extending our cash runway to enable adequate investment in our current clinical pipeline and in our platform and discovery pipeline, which we achieved with the completion of a $150 million equity offering in 2022. With respect to Communications and Investor Relations, we sought to attract new investors and analysts to the Kymera story by maintaining leadership in the TPD space through scientific communications, including presentations and peer-reviewed Kymera-authored publications. These goals also included executing on an evolved communications strategy, including enhancements to our website, social media and our employer presence. In Business Development, we had goals to explore synergistic program and platform collaborations aligned with our long-term goals. With respect to our organization and operations, our goals also included ensuring our quality systems were stage-appropriate and audit-ready and continuing to build an efficient and scalable operating and manufacturing model. Lastly, with respect to people and culture, we sought to foster a differentiated culture that fully engages our people by creating experiences which empower people to be their best selves and inspire how we live and work. Our People and Culture goals also included achieving 80% of our talent recruitment goals and making key investments in professional development and talent programs to support the growth and engagement of our people and enhance organizational effectiveness, goals which were achieved.

In summary, we achieved many of our 2022 corporate goals and, in some cases, we delivered data and outcomes that were above and beyond expectations. Highlights of our accomplishments included the completion of the IRAK4 Phase 1 study, including encouraging signs of clinical activity, and the decision by Sanofi to advance the program into Phase 2 clinical trials. As planned, our first two oncology programs, IRAKIMiD and STAT3, enrolled patients and demonstrated proof of mechanism data. Our next oncology program, MDM2, received IND clearance, and our earlier stage pipeline continues to advance in line with our expectations. We believe we sustained a strong and leading reputation in TPD as measured by investor and analyst engagement. We completed a $150 million equity financing that helped to extend our cash runway into 2H25. Additionally, in an intensely competitive market, we succeeded in increasing the size and quality of our workforce in 2022, including several key hires across many functions. Overall, all our accomplishments support our long-term objective to become a successful, fully integrated organization that can make a real impact on the lives of patients, and each of these achievements were given due consideration by our compensation and talent committee and our board of directors when determining our achievement level for fiscal year 2022.

Consideration of Say-On-Pay Advisory Vote

Until 2022, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended; therefore, we were not required to hold a non-binding advisory vote on the compensation of our named executive officers, commonly known as a “Say-on-Pay” vote. We held our first Say-On-Pay vote and the related “Say on Frequency” vote at the 2022 Annual Meeting and 94% of shareholders voted to approve named executive officer compensation at the 2022 Annual Meeting. The shareholders approved an annual “Say on Pay” and our board of directors have adopted an annual “Say on Pay” vote. Although this is a non-binding advisory vote, because we value the opinion of our shareholders, our board of directors and our compensation and talent committee will consider the outcome of the “Say-on-Pay” vote as well as feedback received throughout the year, when making compensation determinations for our executive officers in the future.

Compensation Objectives and Philosophy

As a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics, the specific performance factors our compensation and talent committee considers when determining the compensation of our named executive officers include initiation and progress of preclinical and clinical studies for our product candidates; key research and development achievements; maintaining the strong financial health of our company; establishment and maintenance of key strategic relationships and new business initiatives; and development of organizational capabilities to manage, protect and sustain our operational and strategic execution and growth. These performance factors are considered by our compensation and talent committee and board of directors when making their determinations on our annual corporate goal achievement and are a critical component in the determination of annual cash and equity incentive awards for our executive officers.

We believe that our total rewards strategy should align strongly with our organizational strategy, vision, and values. We aim to recognize results and capabilities, designing programs that reflect market-based, performance driven pay and appropriately rewards our people for their contributions. Our approach strives to fully engage our people by creating experiences and incentives that demonstrate how much we value our employees on an individual level. All our investments reflect a holistic view of rewards, inspiring people to do more for patients and creating commitment to achieving our goals and objectives, thereby helping our company succeed in its objective to become a fully integrated biopharmaceutical company.

To achieve its objectives, our compensation and talent committee evaluates our executive compensation program annually and make changes periodically as business and market circumstances are warranted with the goal of setting total compensation at levels that align with our total rewards strategy, size, development stage, compensation practices of peer biopharmaceutical companies and the talent market, including the availability of, and demand for, particular skills and expertise.

Executive Compensation Program Overview

Our compensation and talent committee believes that the most effective compensation program is one that rewards value creation for shareholders and progress towards achieving our mission and that promotes company performance. Our committee targets key elements of our executive compensation program as follows, which are described in more detail below in “—Primary Elements of Executive Compensation”:

Compensation Element	Objective	Features

Base salary	To attract, motivate and retain highly skilled executive talent.	Fixed component of pay to provide financial stability, based on responsibilities, level of experience, individual contributions and peer company data.

Annual cash incentive compensation	To provide incentives that motivate and reward the achievement of performance goals that directly correlate to the enhancement of shareholder value, as well as to facilitate executive retention.	Variable component of pay based on achievement of annual corporate and individual goals.

Long-term equity incentive compensation	To align executives’ interests with those of shareholders through long-term incentives linked to the performance and appreciation of the stock price of our company, which we believe serves to enhance short- and long-term value creation for our shareholders and promote retention.	Long-term compensation in the form of stock options and restricted stock units, typically subject to multi-year vesting, which provides incentives for employee retention and seeks to align executive and shareholder interests.

•

Base salaries: Our compensation and talent committee generally targets base salaries at the 50th percentile of our peer group, as discussed below, and seeks to ensure that such salaries reflect each executive’s depth of capabilities, performance, and scope of role and that such salaries are competitive with those of other companies in our industry and region that compete with us for executive talent.

•

Annual cash incentive compensation: Our compensation program links a substantial portion of our named executive officers’ compensation to the achievement of certain specified corporate goals and individual performance. Our compensation and talent committee generally targets annual performance-based cash incentive compensation at the 50th percentile of our peer group.

•

Long-term equity incentive compensation: In addition, we provide a significant portion of our executive compensation in the form of stock options and/or restricted stock units, that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer-term success of our company. Our compensation and talent committee generally targets equity incentive compensation between the 50th and 75th percentiles of our peer group.

In addition to our direct compensation elements, the following features of our executive compensation program are designed to align with shareholder interests and market best practices:

What We Do	What We Don’t Do

✓  Maintain an industry-specific and size-appropriate peer group for benchmarking compensation

✓  Target compensation based on market norms

✓  Deliver executive compensation primarily through variable and at-risk pay

✓  Set challenging corporate goals and revisit those goals periodically based on year-to-date progress, to ensure they remain challenging

✓  Offer market-competitive benefits to executives that are consistent with the rest of our employees

✓  Consult with an independent compensation consultant on compensation levels and practices

✓  Maintain annual say-on-pay vote for shareholders to comment on executive compensation

✓  Use double trigger change-in-control protection for our executive officers with limited exceptions

✓  Maintain an independent compensation and talent committee

✗   No automatic or guaranteed annual salary increases, annual cash incentive payments or long-term equity incentive awards

✗   No hedging, pledging, short selling or margin calls of equity

✗   No backdating of equity incentive awards

✗   No excessive perquisites to our executive officers

✗   No supplemental executive retirement plans or special health and welfare benefits are provided to our executive officers

✗   No tax gross-ups in executive agreements

✗   No stock option repricing absent shareholder approval

We believe that targeting overall compensation in this manner is necessary and appropriate in order to align our executive pay practices to individual and corporate performance, attract and retain the quality of talent we need to successfully grow our business, achieve our challenging goals, sustain strong performance, and ensure that compensation levels are competitive with those of other companies against which we compete for talent. We also consider the use of additional incentives for the retention of our executive officers such as cash retention awards, subject to continued employment. In addition, we believe this approach to overall compensation creates a strong alignment with shareholder value and encourages long-term value creation. However, any given individual employee’s compensation may vary from the targeted pay framework, based on the unique responsibilities and requirements of his or her position, his or her experience and other qualifications, internal parity relative to similar positions within our company, and individual or company performance relative to performance goals and the peer group to ensure appropriate pay-for-performance alignment. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives to consistently encourage strong performance.

Governance of Executive Compensation Program

Role of Our Compensation and Talent Committee and Board of Directors

Our board of directors and compensation and talent committee annually review compensation for our executive officers. In determining executive base salaries, annual cash incentive compensation and long-term equity incentive compensation, the compensation and talent committee and our board of directors consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our company. We target a general competitive position, considering market data as well as internal factors and market conditions to inform the magnitude and mix of compensation of base salary, annual cash incentive compensation and/or equity incentive grants.

Our compensation and talent committee is responsible for determining the compensation for all executive officers other than our chief executive officer. Our board of directors, with the recommendation of the compensation and talent committee, is responsible for determining the compensation of our chief executive officer. Our compensation and talent committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executive officers other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation and talent committee then sets the compensation for each executive officer other than the chief executive officer and recommends the compensation for the chief executive officer to our board of directors for approval. Our board of directors discusses the compensation and talent committee’s recommendation and ultimately approves the compensation of our chief executive officer without members of management present.

Role of the Compensation Consultant

In fiscal year 2022, our compensation and talent committee continued to retain the services of The Human Capital Solutions Practice of Aon plc (formerly Radford), or Aon, as its external compensation consultant. Our board of directors and our compensation and talent committee considered Aon’s input on certain compensation matters as they deemed appropriate. Our compensation and talent committee requires that its compensation consultants be independent of management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our compensation and talent committee performs an annual assessment of its compensation consultant’s independence to determine whether the consultant is independent and in 2022 our compensation and talent committee has determined that Aon is independent pursuant to the listing standards of the relevant Nasdaq and SEC rules and has concluded that the engagement of Aon does not raise any conflict of interest.

Role of Management

Our compensation and talent committee works with our management, including our chief executive officer, in making compensation determinations. Our management assists our compensation and talent committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

In addition, our chief executive officer reviews the performance of our other named executive officers multiple times throughout the year, including at the end of each year, based on our achievement of our corporate goals and each executive officer’s achievement of his or her functional and individual goals established for the year and his or her overall performance during that year. Our compensation and talent committee reviews our chief executive officer’s recommendations for base salary increases, annual cash incentive compensation, long-term equity incentive grants and any other compensation opportunities for our other named executive officers and considers our chief executive officer’s recommendations in determining such compensation.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers, our compensation and talent committee, using information provided by Aon, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•	companies whose number of employees, development stage, market capitalization, and tenure as a public company are similar, though not necessarily identical to ours;

•	companies with similar executive positions to ours;

•	companies against which we believe we compete for executive and employee talent; and

•	public companies generally based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our 2022 peer group, as approved by our compensation and talent committee was comprised of the following 17 companies:

Allogene Therapeutics	Fate Therapeutics	Replimune Group
Arvinas	IGM Biosciences	Revolution Medicines
Beam Therapeutics	Mirati Therapeutics	Rubius Therapeutics
C4 Therapeutics	Morphic	Turning Point Therapeutics
Denali Therapeutics	Nurix Therapeutics	Zentalis Pharmaceuticals
Editas Medicine	Relay Therapeutics

The compensation and talent committee believes the compensation practices of our 2022 peer group provided us with appropriate compensation data for evaluating the compensation of our named executive officers. Any changes or removals for the 2022 peer group were driven by acquisition of former peer companies falling outside the desired criteria for market cap, headcount and/or stage of development. Notwithstanding any potential similarities we may have with our 2022 peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. Our compensation and talent committee and our board of directors generally target cash incentives for our executive officers at the 50th percentiles of our peer group and equity incentive compensation for our executive officers between the 50th and 75th percentiles of our peer group. They also consider other criteria, including market factors, the experience level of the executive and the executive’s performance against established corporate and individual objectives, in determining variations to this general target range.

For purposes of compensation for fiscal year 2023, our compensation and talent committee, with the advice of Aon, examined our 2022 peer group in light of our continued growth throughout 2022, which we anticipate continuing in 2023. With reference to number of employees, development stage, market capitalization and other key business metrics, as well as whether the companies in our 2022 peer group experienced reduced growth or change in market capitalization, our compensation and talent committee approved the following 17 companies as our 2023 peer group:

Allogene Therapeutics	Fate Therapeutics	Repare Therapeutics*
Arvinas	IGM Biosciences	Revolution Medicines
Beam Therapeutics	Mirati Therapeutics	Springworks Therapeutics*
C4 Therapeutics	Morphic	Xencor*
Denali Therapeutics	Nurix Therapeutics	Zentalis Pharmaceuticals
Editas Medicine	Relay Therapeutics

*	New addition to our 2023 peer group

Primary Elements of Executive Compensation

The primary elements of our executive compensation program are base salary, annual cash incentives and long-term equity incentive awards. Our compensation and talent committee uses sound judgment to allocate long-term and short-term compensation for our named executive officers, in alignment with our pay-for-performance philosophy and the long-term interests of shareholders. After reviewing information provided by our compensation consultant and other relevant data, our compensation and talent committee exercises its judgment to determine what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain talent, while providing incentives to maximize long-term value for our company and our shareholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of incentive compensation to incentivize and reward performance based on specific annual performance goals. To further focus our executives on longer-term performance, we rely upon equity-based awards that vest over a meaningful period of time, thereby reinforcing shareholder value creation.

Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our compensation and talent committee or board of directors, as applicable, and reviewed annually typically in connection with our annual performance review process and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation and talent committee reviews and evaluates, with input from our chief executive officer, the need for adjustment of the base salaries of our executive officers (other than our chief executive officer), and our compensation and talent committee reviews and evaluates, without input from our chief executive officer, the need for adjustment of the base salary of our chief executive officer, in each case, based on among other things, changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year, our overall growth and development as a company and general salary or other market trends in our industry.

In December 2021, our compensation and talent committee approved the following 2022 salary increases for each of our named executive officers based on a review of our 2022 peer group market data provided by Aon, macroeconomic factors such as inflation and the current compensation levels of our named executive officers.

Name	2021 Base Salary ($)	2022 Base Salary ($)(1)	Increase (%)
Nello Mainolfi, Ph.D.	568,500	600,000	5.5%
Bruce Jacobs, CFA, MBA	414,000	441,738	6.7%
Jared Gollob, M.D.	431,000	460,006	6.7%
Elaine Caughey, MBA(2)	370,000	403,300	9.0%

(1)	All fiscal year 2022 base salaries first became effective on January 1, 2022.
(2)	Ms. Caughey was hired as our Chief Business Officer on June 21, 2021.

Annual Cash Incentive Compensation

Our board of directors has adopted a senior executive cash incentive bonus plan, or the executive bonus plan, which is an annual bonus program intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. The executive bonus plan provides for cash payments based upon the attainment of performance targets established by the compensation and talent committee, which may relate to financial and operational measures or objectives, as well as individual performance objectives. Each executive officer who is selected to participate in the executive bonus plan will have a target bonus opportunity set for each performance period. We believe this executive bonus plan provides incentive that motivates and rewards achievement of performance goals that directly correlates to enhancement of shareholder value, consistent with our compensation philosophy. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date to be eligible to receive a bonus payment. Each of our named executive officers is eligible to participate in the executive bonus plan.

In December 2022, our management recommended to our compensation and talent committee that our company’s performance against our 2022 corporate goals be assessed based on achievements against these goals during the year, which goals and achievements are discussed above under “— Fiscal Year 2022 Performance Highlights and Achievement of 2022 Corporate Goals”. In light of the company’s significant achievements in 2022, upon the recommendation of our compensation and talent committee, our board of directors determined that we had successfully achieved our corporate goals for 2022 and delivered on key pre-clinical, clinical and regulatory milestones, and established a bonus payout ratio of 110% of target, as described above.

Our compensation and talent committee also evaluates the individual performance of our named executive officers, with the input of our chief executive officer in the case of the evaluation of our other named executive officers and makes recommendations to our board of directors with regard to the evaluation of our chief executive officer’s individual performance. Individual performance is taken into account for purposes of determining any positive or negative adjustments to an officer’s bonus for the applicable year. Consistent with this process, our compensation and talent committee assessed the performance of Dr. Mainolfi in 2022 based on our relative achievement of our corporate goals as well as his leadership in driving the execution of our strategic plans. The compensation and talent committee determined each of the other named executive officer’s performance in 2022 by considering each officer’s individual contributions to the completion of our corporate goals and the officer’s individual achievements in executing our strategy and respective functional objectives.

Based on corporate and individual performance, our board of directors approved, upon the recommendation of the compensation and talent committee, the 2022 cash incentive payment for our chief executive officer, and our compensation and talent committee approved the 2022 cash incentive payments for each of our other named executive officers between 70% — 110% based on corporate and individual performance.

Name	Target Award (% of 2022 Base Salary)	2022 Target Award Opportunity ($)	2022 Actual Cash Incentive Payment ($)
Nello Mainolfi, Ph.D.	55%	330,000	363,000
Bruce Jacobs, CFA, MBA	40%	176,695	194,365
Jared Gollob, M.D.	40%	184,002	165,602
Elaine Caughey, MBA	40%	161,320	112,924

Long-Term Equity Incentive Awards

Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. We believe that it is appropriate to align the interests of our named executive officers with those of our shareholders to achieve and sustain long-term value creation and stock price appreciation. We use stock options, or an equity mix of stock options and restricted stock units to compensate our executive officers in the form of initial grants in connection with the commencement of employment and on an annual basis as they continue their employment. Initial equity awards are typically granted to our executive officers upon the commencement of their employment, and any annual equity awards granted to executive officers are typically granted effective in the first quarter of the year following the applicable performance period. Any stock options granted to our executive officers will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant, will have time-based vesting and will expire ten years after the date of grant. Restricted stock units will have time-based vesting starting from the date of grant.

In 2022, we implemented a blended equity program to provide a mix of stock options and restricted stock units in order to diversify our equity program, align with competitive market data, and provide incentives for executive retention. Our chief executive officer receives 100% stock options, and the remainder of our named executive officers receive a blend of stock options and restricted stock units. When determining equity incentive compensation for our named executive officers, our compensation and talent committee considers a variety of factors in comparison to our named peers, including the following: annual long-term incentive target values, annual equity awards expressed as a percentage of total shares outstanding, total annual and cumulative dilution, the retentive value of outstanding awards and total equity ownership and the equity compensation practices of other companies in our industry that compete with us for talent. Given the dynamic biopharmaceutical market, the compensation and talent committee does not overemphasize any one perspective. Rather, the committee takes a holistic perspective, further considering the factors enumerated above, the achievement of our company goals and how that impacts total shareholder return, as well as executive performance, when determining actual award levels for the named executive officers, which the committee generally targets between the 50th and 75th percentile of our peer group. Accordingly, our compensation and talent committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and RSUs.

The initial stock option awards granted to executive officers upon the commencement of their employment vest as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 1/48th of the shares underlying the award monthly thereafter, subject to the executive officer’s continued employment. Restricted stock units granted upon the commencement of employment vest at a rate of 25% on the first anniversary of the grant date and an additional 25% annually thereafter. The annual stock option awards granted to executive officers vest in equal monthly installments over a three-year vesting period, subject to the executive officer’s continued employment. Annual restricted stock unit awards granted vest in equal annual installments over a three-year vesting period, starting on the first anniversary of the date of grant, subject to the executive officer’s continued employment. Upon a termination of employment, vesting for any equity awards granted to executive officers will cease and option exercise rights will generally cease three months thereafter. In specified termination and change-in-control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “— Employment, Severance and Change-in-Control Arrangements” below for further information.

In determining the size of the equity awards to our named executive officers, our compensation and talent committee, with assistance from Aon, considers our company performance, individual performance, the potential for enhancing the creation of value for our shareholders, our company’s broader organizational equity needs and overall dilution, as well as industry and peer group benchmark data. We evaluate our equity award program on an annual basis to ensure that it appropriately links to our long-term performance by aligning the interests of our executives and our shareholders, remains competitive with industry and peer benchmarks and is consistent with our overall equity needs and dilution levels.

In March 2022, our compensation and talent committee granted stock options to our chief executive officer and a mix of stock option and restricted stock units to our named executive officers who were then employed with us in the amounts set forth in the table below, generally aligning competitive equity award grants between the 50th and 75th percentiles of our peer group, with variation based on individual and company performance, in recognition of achievements and performance during 2021 and for expected continued contributions over the equity vesting period. Consistent with the practice we implemented in 2022, in 2023 we will continue to deploy a mix of stock options and restricted stock units with respect to both our initial equity grants for new hires and for our annual grants to all employees, including our executive officers (other than our chief executive officer).

Name	Option Award (# Shares)	Restricted Stock Unit Award (# Shares)
Nello Mainolfi, Ph.D.	275,100	—
Bruce Jacobs, CFA, MBA	80,000	13,300
Jared Gollob, M.D.	75,800	12,600
Elaine Caughey, MBA	41,000	7,000

Other Benefits

Other compensation to our executives consists primarily of competitive and broad-based benefits we offer to all regular full-time employees. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees, including our named executive officers. We may offer cash retention awards to our employees, including our named executive officers, for long-term retention, and consider various factors, including the availability of, and demand for, particular knowledge, skills and expertise.

401(k) Plan. We participate in a retirement savings plan, or 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the internal Revenue Code, or Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 21 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria. We have implemented a safe harbor match under our 401(k) plan of 100% of the first 3% and 50% of the next 2%, for a total match of 4% of the first 5%. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We have the ability to make discretionary contributions under the plan but did not make any contributions in 2022.

Health and Welfare Benefits. All of our named executive officers, are eligible to participate in all of our employee benefit plans, including our medical, dental and vision insurance, health savings and dependent care flexible spending accounts, group life and disability insurance, on the same basis as other employees. We also offer wellness incentives, commuting benefits, paid time-off benefits and holidays.

Employee Stock Purchase Plan. Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.

Perquisites. We do not provide perquisites or personal benefits to our named executive officers.

Severance Benefits. We offer our executives severance benefits upon an involuntary or constructive termination based in part on market practice for similarly situated companies, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. We also offer our executives additional severance benefits in connection with change-in-control situations. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our shareholders because they incentivize senior executives to continue to strive to achieve shareholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our shareholders. A description of these arrangements is set forth under the subsection titled “— Employment, Severance and Change-in-Control Arrangements” below, and information on the estimated payments and benefits that our named executive officers would have been eligible to receive as of December 31, 2022, is set forth in the subsection titled “— Potential Payments Upon Termination or Change in Control” below.

Compensation Policies and Practices

Anti-Hedging and Pledging Policy. Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, from engaging in speculative transactions in our stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities. Our insider trading policy generally prohibits all of our employees, including our named executive officers, as well as our directors, from pledging our securities as collateral for a loan. To date, no requests for any waivers of these policies have been made or approved.

No Tax Gross-ups. We do not provide for any tax gross-up payments in the employment agreements of our named executive officers.

Accounting Considerations. We account for equity compensation paid to our employees under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ACS Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Tax Considerations for Deductibility of Executive Compensation. Section 162(m) of the Code, or Section 162(m), generally limits to $1 million the deduction that a public company could claim in any tax year with respect to compensation paid to anyone serving as the chief executive officer, the chief financial officer, and the top three other most highly compensated officers, and once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the company. In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, our compensation and talent committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, our compensation and talent committee has not adopted a policy that all compensation must be deductible. Our compensation and talent committee believes that our shareholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments and Deferred Compensation. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G, 4999 or 409A of the Code.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our named executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our named executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

COMPENSATION AND TALENT COMMITTEE REPORT

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation and talent committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the compensation and talent committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS OF KYMERA THERAPEUTICS, INC.

Jeffrey Albers, MBA, Chairperson
John Maraganore, Ph.D. Leigh Morgan

April 27, 2023

2022 Summary Compensation Table

The following table sets forth information regarding total compensation awarded to earned by and paid to each of our named executive officers (NEOs) for the years set forth below. Please note that in certain years these individuals were not NEOs and as such we are not including their compensation for those years.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Nello Mainolfi, Ph.D.	2022	600,000	5,951,445	—	363,000	12,200	6,926,645
Founder, President and Chief Executive Officer	2021	570,582	10,621,667	—	369,525	11,600	11,573,374
	2020	453,619	2,845,382	—	379,000	—	3,678,001
Bruce Jacobs, CFA, MBA	2022	441,738	1,732,564	512,449	194,365	12,200	2,893,316
Chief Financial Officer	2021	415,539	3,965,423	—	207,000	11,600	4,599,562
	2020	369,020	696,882	—	197,000	—	1,262,902
Jared Gollob, M.D.	2022	460,006	1,641,729	485,478	165,602	12,200	2,765,015
Chief Medical Officer	2021	432,635	2,832,446	—	224,120	11,600	3,500,801
	2020	383,210	875,506	—	194,000	—	1,452,716
Elaine Caughey, MBA(3)	2022	403,300	886,377	269,710	112,924	12,200	1,684,511
Chief Business Officer	2021	199,231	2,820,360	—	101,735	7,969	3,129,295

(1)

The amounts reflect the grant date fair value for time-based and performance-based stock option and restricted stock units awards granted during the applicable year. The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. For performance-based stock options, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions we made in determining the fair value of option awards.

(2)	The amounts reflect the 401(k) match amount paid to NEOs in the respective years

(3)

Ms. Caughey was hired as our Chief Business Officer on June 21, 2021. Her annualized base salary for 2021 was $370,000 and the amount reported represents the compensation she received during her partial year of service for fiscal year ended December 31, 2021.

Narrative to Summary Compensation Table

Salary

Amounts represent the actual amount of base salary paid for each NEO during each applicable year. NEOs and other employees are generally assessed for potential salary increases to be made effective at the beginning of each year. Percentage salary increases for each of our NEOs were approved in December 2021 as follows: Dr. Mainolfi (5.5%, to $600,000), Mr. Jacobs (6.7%, to $441,738), Dr. Gollob (6.7%, to $460,006), and Ms. Caughey (9%, to $403,300). For more information, see the discussion for each NEO under “—Primary Elements of Executive Compensation” above.

Option Awards

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the NEOs during each applicable year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options or any sale of the underlying shares of common stock. The amounts shown reflect annual equity awards to the NEOs.

Stock Awards

The amount reported represents the aggregate grant date fair value of RSUs awarded to the NEOs, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The amount reported in this column reflects the accounting cost for these equity awards and does not correspond to the actual economic value that may be received by the applicable NEO upon the vesting/settlement of the RSUs or any sale of the underlying shares of common stock. The 2022 award amounts reflect annual equity awards for all NEOs.

Non-Equity Incentive Plan Compensation

The amounts reported represent annual bonuses earned by our NEOs for services performed during the fiscal years indicated, as applicable, based on the achievement of Company and individual performance objectives. Target bonuses for our NEOs are set as a percentage of annual salary, and for 2022 were 55% of salary for Dr. Mainolfi (CEO), and 40% of salary for our other NEOs. For more information, see “—Primary Elements of Executive Compensation” above.

Grants of Plan-Based Awards for Fiscal Year 2022

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2022, under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/share)(3)	Number of Securities Underlying Stock Awards (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Nello Mainolfi, Ph.D.	—	—	330,000	—	—	—	—	—
	3/1/2022	—	—	—	275,100	38.53	—	5,951,445
Bruce Jacobs CFA, MBA	—	—	176,695	—	—	—	—	—
	3/1/2022	—	—	—	80,000	38.53	—	1,732,564
	3/1/2022	—	—	—	—	—	13,300	512,449
Jared Gollob, M.D.	—	—	184,002	—	—	—	—	—
	3/1/2022	—	—	—	75,800	38.53	—	1,641,729
	3/1/2022	—	—	—	—	—	12,600	485,478
Elaine Caughey, MBA	3/1/2022	—	161,320	—	—	—	—	—
	3/1/2022	—	—	—	41,000	38.53	—	886,377
	3/1/2022	—	—	—	—	—	7,000	269,710

(1)	The amounts represent 100% of 2022 target award under our executive bonus plan. We do not establish thresholds or maximum bonus amounts under our executive bonus plan.
(2)

Consists of stock options granted under our 2020 Stock Option and Incentive Plan. The stock options are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2022” table below.

(3)	The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Market on the grant date.
(4)

Consists of RSUs granted under our 2020 Stock Option and Incentive Plan. The RSUs are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2022” table below.

(5)

The amounts reflect the aggregate grant date fair value of stock options and RSUs awarded in 2022, computed in accordance with the provisions of FASB ASC Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the stock options or any sale of any of the underlying shares of common stock. See Note 2 to our consolidated financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2022, regarding certain assumptions we made in determining the fair value of equity awards.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers at December 31, 2022. All equity awards granted prior to 2021 set forth in the table below were granted under our 2017 Stock Option and Grant Plan and all equity awards granted in 2022 set forth in the table below were granted under our 2020 Stock Option and Incentive Plan.

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)
Nello Mainolfi, Ph.D.	5/23/2019	2/7/2019	7,184	7,184	(1)	2.08	5/22/2029	—	—
	11/14/2019	11/14/2019	403,999	142,605	(2)	2.08	11/13/2029	—	—
	11/14/2019	11/14/2019	18,725	—	(3)	2.08	11/13/2029	—	—
	5/14/2020	5/14/2020	198,420	108,809	(4)	5.33	5/13/2030	—	—
	5/14/2020	5/14/2020	76,493	—	(5)	5.33	5/13/2030	—	—
	8/20/2020	8/20/2020	73,149	52,250	(6)	20.00	8/19/2030	—	—
	3/1/2021	3/1/2021	218,750	156,250	(7)	48.46	2/28/2031	—	—
	3/1/2022	3/1/2022	68,775	206,325	(8)	38.53	2/28/2032
Bruce Jacobs, CFA, MBA	8/29/2019	7/1/2019	99,933	39,966	(9)	2.08	8/28/2029	—	—
	8/29/2019	7/1/2019	28,980	7,994	(10)	2.08	8/28/2029	—	—
	5/14/2020	5/14/2020	46,569	25,535	(4)	5.33	5/13/2030	—	—
	5/14/2020	5/14/2020	14,420	—	(5)	5.33	5/13/2030	—	—
	8/20/2020	8/20/2020	19,194	13,710	(6)	20.00	8/19/2030	—	—
	3/1/2021	3/1/2021	81,666	58,334	(7)	48.46	2/28/2031	—	—
	3/1/2022	3/1/2022	20,000	60,000	(8)	38.53	2/28/2032	—	—
	3/1/2022	3/1/2022	—	—	(11)	—	2/28/2032	13,300	331,968	(11)
Jared Gollob, M.D.	11/1/2018	9/12/2018	29,799	—	(12)	1.31	10/31/2028	—	—
	5/23/2019	2/7/2019	103,254	5,766	(1)	2.08	5/22/2029	—	—
	5/14/2020	5/14/2020	53,861	29,529	(4)	5.33	5/13/2030	—	—
	8/20/2020	8/20/2020	28,549	20,393	(6)	20.00	8/19/2030	—	—
	3/1/2021	3/1/2021	58,333	41,667	(7)	48.46	2/28/2031	—	—
	3/1/2022	3/1/2022	18,950	56,850	(8)	38.53	2/28/2032	—	—
	3/1/2022	3/1/2022	—	—	(11)	—	2/28/2032	12,600	314,496	(11)
Elaine Caughey, MBA	6/21/2021	6/21/2021	37,500	62,500	(12)	47.56	6/20/2031	—	—
	3/1/2022	3/1/2022	10,250	30,750	(8)	38.53	2/28/2032	—	—
	3/1/2022	3/1/2022	—	—	(11)	—	2/28/2032	7,000	174,720	(11)

(1)	The shares underlying these options vest in 48 equal monthly installments through February 7, 2023.
(2)	The shares underlying these options vest in 48 equal monthly installments through November 14, 2023.
(3)	The shares underlying these options vested in full following achievement of a performance-based vesting condition that occurred in August 2020.
(4)	The shares underlying these options vest in 48 equal monthly installments through May 14, 2024.
(5)	The shares underlying these options vested in full following achievement of a performance-based vesting condition that occurred in August 2020.
(6)	The shares underlying these options vest in 48 equal monthly installments through August 20, 2024
(7)	The shares underlying these options vest in 36 equal monthly installments through March 1, 2024
(8)	The shares underlying these options vest in 36 equal monthly installments through March 1, 2025
(9)	The shares underlying these options vest as follows: 25% vested on July 1, 2020 with the remainder of the shares vesting in 36 equal monthly installments through July 1, 2023.
(10)

The shares underlying these options vest as follows, following achievement of a performance-based vesting condition that occurred in August 2020: 25% vested on July 1, 2020 with the remainder of the shares vesting in 36 equal monthly installments through July 1, 2023.

(11)	The shares vest in three annual installments beginning on March 1, 2023 through March 1, 2025
(12)	The shares underlying these options vest as follows: 25% vests on June 21, 2022 with the remainder of the shares vesting in 36 equal monthly installments through June 21, 2025.

Option Exercises and Stock Vested in Fiscal Year 2022

The following table sets forth information concerning option exercises for each of our named executive officers during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Nello Mainolfi, Ph.D.	147,732	4,854,512	—	—
Bruce Jacobs CFA, MBA	65,000	2,040,913	—	—
Jared Gollob, M.D.	20,000	463,946	20,165	639,633
Elaine Caughey, MBA	—	—	—	—

(1)

The value realized when the stock options were exercised represents (i) the excess of the closing price of a share of our common stock as reported on the Nasdaq Global Market on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of option shares exercised.

(2)

The value realized upon vesting of restricted stock awards or RSUs is calculated by multiplying the number of restricted stock awards or RSUs vested by the closing price market price of a share of our common stock as reported on the Nasdaq Global Market on the vest date.

Employment, Severance and Change-in-Control Arrangements

In connection with our initial public offering in August 2020, we entered into employment agreements with each of Dr. Mainolfi, Mr. Jacobs and Dr. Gollob that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. We entered into a similar agreement in connection with Ms. Caughey’s hiring in June 2021. Our goal in providing this severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The employment agreements with our named executive officers will require the named executive officers to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of our employment agreements with Dr. Mainolfi, Mr. Jacobs, Dr. Gollob and Ms. Caughey are summarized below.

Nello Mainolfi, Ph.D.

Under the employment agreement we entered into with Dr. Mainolfi in August 2020, or the Mainolfi Employment Agreement, Dr. Mainolfi serves as our Founder, President and Chief Executive Officer on an at-will basis. Dr. Mainolfi’s 2022 annual base salary was $600,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 55% of his base salary. Dr. Mainolfi was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Mainolfi Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Mainolfi resigns for “good reason” (as each term is defined in the Mainolfi Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive base salary continuation for twelve (12) months following termination, (ii) subject to Dr. Mainolfi’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Mainolfi had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Mainolfi’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Mainolfi’s COBRA health continuation period, and (iii) acceleration of 25% of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Mainolfi as of immediately prior to our initial public offering in August 2020.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Mainolfi’s employment is terminated by us without cause or Dr. Mainolfi resigns for good reason, in either case within three (3) months prior to, on or within twelve (12) months following a “change in control” (as defined in the Mainolfi Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to 1.5 times the sum of (A) Dr. Mainolfi’s then-current annual base salary (or Dr. Mainolfi’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Mainolfi’s target annual cash incentive compensation for the year of termination (or Dr. Mainolfi’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Dr. Mainolfi’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Mainolfi had he remained employed with us until the earliest of (A) eighteen (18) months following termination, (B) Dr. Mainolfi’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Mainolfi’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Mainolfi shall be accelerated.

The payments and benefits provided to Dr. Mainolfi in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and may subject Dr. Mainolfi to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Mainolfi in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Mainolfi.

Bruce Jacobs, CFA, MBA

Under the employment agreement we entered into with Mr. Jacobs in August 2020, or the Jacobs Employment Agreement, Mr. Jacobs serves as our Chief Financial Officer on an at-will basis. Mr. Jacobs’ 2022 annual base salary was $441,738 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Mr. Jacobs was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Jacobs Employment Agreement, in the event that his employment is terminated by us without “cause” or Mr. Jacobs resigns for “good reason” (as each term is defined in the Jacobs Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Mr. Jacobs’ copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Mr. Jacobs had he remained employed with us until the earliest of (A) nine (9) months following termination, (B) Mr. Jacobs’ eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Mr. Jacobs’ COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Mr. Jacobs’ employment is terminated by us without cause or Mr. Jacobs resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the Jacobs Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) Mr. Jacobs’ then-current annual base salary (or Mr. Jacobs’ annual base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Jacobs’ target annual cash incentive compensation for the year of termination (or Mr. Jacobs’ target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Mr. Jacobs’ copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Mr. Jacobs had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Mr. Jacobs’ eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Mr. Jacobs’ COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Mr. Jacobs shall be accelerated.

The payments and benefits provided to Mr. Jacobs in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject Mr. Jacobs to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Jacobs in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Mr. Jacobs.

Jared Gollob, M.D.

Under the employment agreement we entered into with Dr. Gollob in August 2020, or the Gollob Employment Agreement, Dr. Gollob serves as our Chief Medical Officer on an at-will basis. Dr. Gollob’s 2022 annual base salary was $460,006 which was subject to periodic review and adjustment and was eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Gollob was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Gollob Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Gollob resigns for “good reason” (as each term is defined in the Gollob Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Dr. Gollob’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Gollob had he remained employed with us until the earliest of (A) nine (9) months following termination, (B) Dr. Gollob’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Gollob’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Gollob’s employment is terminated by us without cause or Dr. Gollob resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the Gollob Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) Dr. Gollob’s then-current annual base salary (or Dr. Gollob’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Gollob’s target annual cash incentive compensation for the year of termination

(or, Dr. Gollob’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Dr. Gollob’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Gollob had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Gollob’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Gollob’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Gollob shall be accelerated.

The payments and benefits provided to Dr. Gollob in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject Dr. Gollob to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Gollob in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Gollob.

Elaine Caughey, MBA

Under the employment agreement we entered into with Ms. Caughey in August 2020, or the Caughey Employment Agreement, Ms. Caughey serves as our Chief Business Officer on an at-will basis. Ms. Caughey’s 2022 annual base salary was $403,300 which was subject to periodic review and adjustment, and she was eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Ms. Caughey was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Caughey Employment Agreement, in the event that her employment is terminated by us without “cause” or Ms. Caughey resigns for “good reason” (as each term is defined in the Caughey Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Ms. Caughey’ copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Caughey had she remained employed with us until the earliest of (A) nine (9) months following termination, (B) Ms. Caughey’ eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Caughey’ COBRA health continuation period.

As previously announced, Ms. Caughey left Kymera for personal family reasons effective April 10, 2023. She will be paid severance and benefits in accordance with the terms of her employment agreement as described above.

In addition, each of our named executive officers previously entered into our standard confidential information, invention assignment, nonsolicitation and noncompetition agreement, which continues to remain in effect and contains protections of confidential information, requires the assignment of inventions and contains other restrictive covenants.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation and benefits payable to each named executive officer employed as of December 31, 2022 under our current employment agreements in various termination and/or change-in-control situations has been estimated in the table below, which assumes that such termination and/or change-in-control occurred on December 31, 2022 and that no non-competition provisions will be enforced following any such termination. The value of the equity vesting acceleration was calculated based on the assumption that the change-in-control and/or executive’s employment termination occurred on December 31, 2022. For purposes of the following table, we have used $24.96 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on December 30, 2022, the last trading day of the year 2022, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 31, 2022 by the difference between the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2022 and the exercise price for such unvested stock options.

	Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason in Connection with a Change in Control ($)
Nello Mainolfi, Ph.D.	Cash severance payments	600,000	(1)	1,395,000	(2)
	Healthcare continuation	25,666	(3)	38,499	(4)
	Acceleration of equity award vesting	1,390,728	(5)	5,822,070	(6)

	Total	2,016,394		7,255,569

Bruce Jacobs, CFA, MBA	Cash severance payments	331,304	(7)	618,433	(8)
	Healthcare continuation	19,250	(9)	25,666	(10)
	Acceleration of equity award vesting	—		1,998,460	(6)

	Total	350,554		2,642,559

Jared Gollob, M.D.	Cash severance payments	345,005	(7)	644,008	(8)
	Healthcare continuation	19,250	(9)	25,666	(10)
	Acceleration of equity award vesting	—		1,127,295	(6)

	Total	364,255		1,796,969

Elaine Caughey, MBA	Cash severance payments	302,475	(7)	564,620	(8)
	Healthcare continuation	19,327	(9)	25,769	(10)
	Acceleration of equity award vesting	—		174,720	(6)

	Total	321,802		765,109

(1)	12 months base salary.
(2)	18 months base salary plus 2022 target annual cash incentive compensation.
(3)	Payment of the COBRA health insurance premiums until the earlier of (a) 12 months following the date of termination, or (b) the end of the COBRA health continuation period.
(4)	Payment of the COBRA health insurance premiums until the earlier of (a) 18 months following the date of termination, or (b) the end of the COBRA health continuation period.
(5)	Value attributable to acceleration of 25% of the then-unvested portion of any outstanding equity awards that were granted prior to the Company’s initial public offing on August 20, 2020.
(6)	Value attributable to acceleration of 100% of outstanding equity awards.
(7)	9 months base salary.
(8)	12 months base salary plus 2022 target annual cash incentive compensation.
(9)	Payment of the COBRA health insurance premiums until the earlier of (a) nine months following the date of termination, or (b) the end of the COBRA health continuation period.

(10)	Payment of the COBRA health insurance premiums until the earlier of (a) 12 months following the date of termination, or (b) the end of the COBRA health continuation period.

Limitation of Liability and Indemnification Agreements

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our Fourth Amended and Restated Certificate of Incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our shareholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our shareholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Compensation and Talent Committee Interlocks and Insider Participation

Steven Hall, Jeffrey Albers, John Maraganore, Leigh Morgan and Donald W. Nicholson, Ph.D. served on our compensation and talent committee in 2022. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation and talent committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation and talent committee. None of the members of our compensation and talent committee is an officer or employee of our company, and none of the members of our compensation and talent committee was an officer or employee of our company in the past fiscal year.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2022 for their services as members of the board of directors. Amounts paid to Dr. Mainolfi, our Founder, President and Chief Executive Officer and a director are presented above in the “Summary Compensation Table.” Dr. Mainolfi did not receive any compensation for his services as a director for the fiscal year ended December 31, 2022.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bruce Booth, D.Phil.(2)	79,194	97,278	176,472
Jeff Albers, MBA(3)	45,625	97,278	142,903
Pamela Esposito, Ph.D.(4)	52,500	97,278	149,778
Steven Hall, Ph.D.(5)	22,917	—	22,917
Joanna Horobin, M.B., Ch.B.(6)	52,500	97,278	149,778
Gorjan Hrustanovic Ph.D.(7)	45,000	97,278	142,278
John Maraganore, Ph.D(8)	42,708	535,080	577,788
Leigh Morgan(9)	23,264	331,169	354,433
Donald W. Nicholson, Ph.D(10)	37,875	97,278	135,153
Elena Ridloff, CFA(11)	55,000	204,509	259,509
Victor Sandor, MDCM(12)	6,444	444,809	451,253

(1)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non-employee directors during the fiscal year ended December 31, 2022, calculated in accordance with FASB, ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)	As of December 31, 2022, Dr. Booth held stock options to purchase 72,190 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2022.
(3)	As of December 31, 2022, Mr. Albers held stock options to purchase 103,539 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2022.
(4)	As of December 31, 2022, Dr. Esposito held stock options to purchase 72,190 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2022.
(5)	Dr. Hall’s term as a director ended on June 15, 2022.
(6)	As of December 31, 2022, Dr. Horobin held stock options to purchase 162,648 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2022.
(7)	As of December 31, 2022, Dr. Hrustanovic held stock options to purchase 72,190 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2022.
(8)	As of December 31, 2022, Dr. Maraganore held stock options to purchase 24,000 shares of common stock, including options to purchase 24,000 shares of common stock granted in January 2022.
(9)

Ms. Morgan joined the Board in July 2022. As of December 31, 2022, Ms. Morgan held stock options to purchase 24,000 shares of common stock, including options to purchase 24,000 shares of common stock granted in July 2022.

(10)	Dr. Nicholson’s term as a director ended on November 3, 2022.
(11)	As of December 31, 2022, Ms. Ridloff held stock options to purchase 52,378 shares of common stock including options to purchase 21,000 shares of common stock granted in June 2022.
(12)

Dr. Sandor joined the Board in November 2022. As of December 31, 2022, Dr. Sandor held stock options to purchase 24,000 shares of common stock, including options to purchase 24,000 shares of common stock granted in November 2022.

Non-Employee Director Compensation Policy

In connection with our initial public offering, we implemented a non-employee director compensation policy, which we further amended in February 2022, pursuant to which our non-employee directors are eligible to receive the following cash retainer:

Annual Retainer
Board of Directors:
Members	$40,000
Retainer for non-executive chair	$70,000
Audit Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Compensation and Talent Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

Our non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase 24,000 shares of our common stock, or the Initial Grant. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of shareholders, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase 12,000 shares of our common stock, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.

The grant date fair value of all equity awards and all other cash compensation paid by us to any non-employee director in any calendar year for services as a non-employee director shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the board of directors.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

CEO Pay Ratio Disclosure

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on October 15, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2022. In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2022. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Pay Ratio

Our median employee compensation in 2022 as calculated using Summary Compensation Table requirements was $341,869. Our Chief Executive Officer’s compensation in 2022 as reported in the Summary Compensation Table was $6,926,645. Therefore, our CEO Pay Ratio for 2022 is approximately 20:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation and talent committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay versus Performance
The following table reports the compensation for Dr. Mainolfi (our Principal Executive Officer, or PEO) and the average compensation of the other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table in our proxy statements for the past three fiscal years, as well as their “compensation actually paid” (CAP), as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules. The grant date fair values included in the Summary Compensation Table (SCT)
have
been replaced with fair values reflecting the change in value of equity awards during the fiscal year. The calculations do not reflect the actual sale of stock underlying equity awards
or the exercise of stock options by the executive. For the year ended December 31, 2022, we did not use any financial performance measures to link Company performance to compensation actually paid and, as such, we have omitted the “Company Selected Measure” from the Pay Versus Performance Table and are also omitting the Tabular List of Financial Performance Measures from this Pay versus Performance Disclosure. Nonetheless we have presented infor mation
in the Pay Versus Performance table below regarding certain financial performance measures as required by Item 402(v) of Regulation
S-K.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Other NEOs (3)	Average Compensation Actually Paid to Other NEOs (4)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	Net Loss ($ thousands) (6)
2022	$6,926,645	($24,973,497)	$1,889,672	($4,924,083)	$75.05	$102.99	$154,808
2021	$11,573,374	$12,612,015	$3,329,398	$153,471	$190.89	$114.59	$100,217
2020	$3,678,001	$30,951,579	$1,812,465	$10,976,901	$186.41	$114.56	$45,593

(1)	Dr. Mainolfi served as our PEO in each year shown.
(2)
The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation
S-K,
but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.

The PEO Summary Compensation Table to compensation actually paid (or CAP) reconciliation is summarized in the following table:

Year	Summary Compensation Table Total	Summary Compensation Table Equity	Change in Value of Prior Years’ Awards Unvested at FYE	Change in Value of Prior Years’ Awards that Vested in FY	Change in Value of Awards granted in year that Vested in FY	Fair value of Awards Forfeited in FY	PEO CAP
2022	$6,926,645	($5,951,445)	($13,733,529)	($12,952,506)	$737,338	—	($24,973,497)
2021	$11,573,374	($10,621,667)	$10,809,481	($1,755,523)	$2,606,351	—	$12,612,015
2020	$3,678,001	($2,845,382)	$28,515,760	$728,664	$874,537	—	$30,951,579

(3)
The amounts reported represent the average of the amounts reported for the Other NEOs, in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts were (i) for 2022, Bruce Jacobs, Dr. Jared Gollob, and Elaine Caughey, (ii) for 2021, Bruce Jacobs, Dr. Jared Gollob, Elaine Caughey (from June 21, 2021 until December 31, 2021), and Dr. Richard Chesworth (from January 1, 2021 until October 22, 2021), and (ii) for 2020, Bruce Jacobs, Dr. Jared Gollob, and Dr. Richard Chesworth.

(4)
The amounts reported represent the average “compensation actually paid” to the Other NEOs as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the Other NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

The average Other NEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	Summary Compensation Table Total	Summary Compensation Table Equity	Change in Value of Prior Years’ Awards Unvested at FYE	Change in Value of Prior Years’ Awards that Vested in FY	Change in Value of Awards granted in year that Vested in FY	Fair value of Awards Forfeited in FY	Other NEO CAP
2022	$1,889,672	($1,420,223)	($2,443,461)	($3,218,544)	$268,473	—	($4,924,083)
2021	$3,329,398	($2,829,424)	$2,589,240	($713,569)	$677,265	($2,899,439)	$153,471
2020	$1,812,465	($1,967,228)	$10,923,640	$65,080	$142,943	—	$10,976,901

(5)	Peer group TSR reflects the Nasdaq Biotechnology Index for all three fiscal years disclosed, which aligns with the peer group used in our Annual Report on 10-K for each of these years.
(6)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable fiscal year.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s compensation programs are designed to enable us to attract and retain the leadership talent that is necessary to successfully manage our strong earnings growth and return on invested capital objectives, while balancing necessary investment in the businesses in order to achieve attractive, long-term shareholder returns. As required by Item 402(v) of Regulation
S-K,
the following is a list of performance measures, which in our assessment represents the most important performance measures used by the Company to link compensation actually paid to the Company’s NEOs for 2022:
Description of the Relationship Between Compensation Actually Paid and Selected Performance Metrics
As described above in the section titled “Compensation Discussion and Analysis on” on page 24, our compensation program is designed to attract and retain high-performing talent in our industry, motivate our executive officers to create long-term, enhanced shareholder value, and provide a fair reward for executive effort and stimulate professional and personal growth. The Company uses several performance measures to align executive compensation with Company performance, not all of which are presented in the Pay versus Performance table above. Moreover, the Company calculates compensation to the PEO and other NEOs on a basis different than the amount reported in the Summary Compensation Table and, compensation actually paid, as calculated in accordance with Item 402(v) of Regulation
S-K,
is not considered by the Board and the compensation and talent committee in evaluating or determining executive compensation. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between compensation actually paid and the financial performance metrics presented in the Pay versus Performance table.
Compensation Actually Paid and Net Loss
Because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than the recognition of non-cash
deferred revenue associated with our collaboration agreements. Consequently, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. From 2020 through 2022, our net loss increased year over year and the Compensation Actually Paid our PEO and Other NEOs is not corelated to those figures.
PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
Equity awards are the largest component of our executive compensation program, representing no less than 69% of the target total compensation for each of our executives. Therefore, TSR has a significant impact on our CAP, particularly for executives who have been with us for several years and who have multiple years of outstanding equity awards. The impact is more pronounced for our CEO/PEO, given the 100% weighting of stock options as part of his compensation versus the Other NEOs who receive a blend of stock options and restricted stock units and the larger size of his annual equity awards. Due to the significant weighting of equity in our compensation programs, the decline in our stock price between the end of 2021 and 2022 has resulted in negative CAP for our PEO and Other NEOs.
TSR for our peer group is based on the Nasdaq Biotechnology Index (XNBI), which reflects the Company’s industry sector and is also the peer group used in our Annual Report on Form
10-K.
We outperformed peers during 2020 and 2021, reflecting the substantial progress towards our stated goals and the achievement of significant milestones including encouraging clinical data for our lead candidate
KT-474
and progression of our other clinical and preclinical stage programs. However, due to the decline in our stock price at the end of 2022 compared to the prior year, our three-year TSR closed lower than our peers. Our corporate goals for 2023 include significant progress across our clinical and pipeline programs, and we expect the level of achievement of these goals to meaningfully impact our TSR in 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our 2022 Private Placement

In August 2022 we entered into a securities purchase agreement with certain accredited investors, pursuant to which we sold in a private placement an aggregate of 2,769,228 shares of our common stock at a price of $26.00 per share and 3,000,000 pre-funded warrants to purchase common stock at a purchase price of $25.9999 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.0001 per share of common stock, and remain exercisable until exercised in full. The aggregate gross proceeds before deducting offering expenses payable by us was approximately $150.0 million. The following table summarizes purchases of our shares of common stock and pre-funded warrants by related persons in connection with such private placement.

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
Entities Affiliated with BVF Partners L.P.(1)	553,846	—	$14,399,996
Entities affiliated with Baker Bros. Advisors LP(2)	—	3,000,000	$77,999,700
Certain funds and accounts advised or subadvised by T. Rowe Price Associates, Inc..(3)	576,923	—	$14,999,998

Total	1,130,769	3,000,000	$107,399,694

(1)

Funds affiliated with BVF Partners L.P. are holders of five percent or more of our capital stock. Gorjan Hrustanovic, Ph.D. is affiliated with BVF Partners L.P. and is a member of our board of directors.

(2)	Funds affiliated with Baker Bros. Advisors LP are holders of five percent or more of our capital stock.
(3)	Certain funds and accounts advised or subadvised by T. Rowe Price Associates, Inc. are holders of five percent or more of our capital stock.

In connection with the private placement, we also entered into a registration rights agreement with the investors providing for the registration for resale of the shares of common stock sold in the private placement and the shares of common stock issuable upon exercise of the pre-funded warrants sold in the private placement. We also agreed, among other things, to indemnify the investors in connection with such registration statement. Pursuant to the registration rights agreement, we filed a prospectus supplement with the SEC on September 6, 2022 under a Registration Statement on Form S-3 (File No. 333-259955).

Collaboration Agreements

Vertex Collaboration Agreement

On May 9, 2019, we entered into a collaboration agreement with Vertex setting forth a strategic research and development program between the parties to advance small molecule protein degraders against multiple targets. As initial consideration for the collaboration, Vertex paid us $70 million upfront, which amount included a $20 million equity investment in us through the purchase of 3,059,695 shares of our Series B-1 convertible preferred stock. Vertex holds five percent or more of our capital stock.

Participation Agreements

On May 9, 2019, we entered into a participation agreement with Vertex granting Vertex the right to purchase shares of our common stock in a private placement that would close concurrently with our initial public offering and to purchase shares of our common stock in connection with any follow-on offering (as defined in the participation agreement) consummated prior to May 9, 2023. Vertex is a holder of five percent or more of our capital stock. Vertex’s rights under the participation agreement terminated in August 2022.

On March 11, 2020, we entered into participation agreements with funds affiliated with BVF Partners L.P. granting such funds the right to purchase shares of our common stock in connection with any follow-on offering (as defined in the participation agreement) consummated prior to August 25, 2024. Funds affiliated with BVF Partners L.P. collectively hold five percent or more of our capital stock and Gorjan Hrustanovic, Ph.D., who is affiliated with BVF Partners L.P., is a member of our board of directors.

On March 11, 2020, we entered into participation agreements with funds affiliated with Redmile Group, LLC granting such funds the right to purchase shares of our common stock in connection with any follow-on offering (as defined in the participation agreement) consummated prior to August 25, 2024. Funds affiliated with Redmile Group, LLC collectively hold five percent or more of our capital stock.

Indemnification Agreements

In connection with our initial public offering in August 2020, we entered into new agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering in August 2020, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the shareholders, who must approve the transaction in good faith.

In connection with our initial public offering in August 2020, we adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. This policy became effective on August 20, 2020. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL SHAREHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2023 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock.

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

The column entitled “Shares Beneficially Owned” is based on a total of 55,276,226 shares of our common stock outstanding as of March 31, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of March 31, 2023 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders:
Entities affiliated with Atlas Venture Partners(1)	5,984,736	10.83%
Entities affiliated with BVF Partners L.P.(2)	4,692,604	8.49%
Wellington Management Group LLP(3)	4,591,089	8.31%
T. Rowe Price Associates, Inc.(4)	4,379,159	7.92%
Avoro Capital Advisors LLC(5)	3,850,000	6.97%
Entities affiliated with the Vanguard Group(6)	3,660,307	6.62%
Entities affiliated with BlackRock, Inc.(7)	3,334,901	6.03%
Vertex Pharmaceuticals Incorporated(8)	3,201,049	5.79%
Entities affiliated with Baker Bros. Advisors LP(9)	2,879,825	5.21%
State Street Corporation(10)	2,846,221	5.15%
Named Executive Officers, Other Executive Officers, and Directors:
Nello Mainolfi, Ph.D.(11)	1,871,557	3.39%
Jared Gollob, M.D.(12)	390,520	*
Bruce Jacobs, CFA, MBA(13)	466,380	*
Elaine Caughey, MBA(14)	64,076	*
Jeffrey Albers, J.D., MBA(15)	79,053	*
Bruce Booth, D.Phil.(1)	6,041,582	10.93%
Pamela Esposito, Ph.D.(16)	55,731	*
Joanna Horobin, M.B., Ch.B.(17)	141,818	*
Gorjan Hrustanovic, Ph.D.(18)	56,846	*
John Maraganore, Ph.D.(19)	10,666	*
Leigh Morgan(20)	6,666	*
Elena Ridloff, CFA.(21)	28,317	*
Victor Sandor, MDCM(22)	4,000	*
All executive officers and directors as a group (14 persons)(23)	9,167,430	16.67%

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023 by Atlas Venture Fund X, L.P., or Atlas Fund X, Atlas Venture Associates X, L.P., or Atlas Associates X, Atlas Venture Associates X, LLC, or AVA X, Atlas Venture Opportunity Fund I, L.P., or AVOF I, Atlas Venture Associates Opportunity I, L.P., or AVAO I, and Atlas Venture Associates Opportunity I, LLC, or AVAO LLC, consists of (i) 5,066,925 shares of common stock held by Atlas Fund X, and (ii) 917,811 shares of common stock held by AVOF I. Atlas Associates X is the general partner of Atlas Fund X, and AVA X is the general partner of Atlas Associates X. AVAO I is the general partner of AVOF I, and AVAO LLC is the general partner of AVAO I. Peter Barrett, Bruce Booth, Jean- François Formela, David Grayzel and Jason Rhodes are the members of AVA X and collectively make investment decisions on behalf of Atlas Fund X. Kevin Bitterman, Bruce Booth, Jean-François Formela, David Grayzel and Jason Rhodes are the members of AVAO LLC and collectively make investment decisions on behalf of AVOF I. As of March 31, 2023, Dr. Booth beneficially owned 56,846 shares of common stock underlying certain call options which will vest within 60 days of March 31, 2023. Dr. Booth is also a member of our board of directors. Dr. Booth disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The address for Atlas Fund X and AVOF I is 300 Technology Square, 8th Floor, Cambridge, Massachusetts 02139.

(2)

Based on a Schedule 13D/A filed with the SEC on August 23, 2023 by Biotechnology Value Fund, L.P., or BVF, BVF I GP LLC, or BVF GP, Biotechnology Value Fund II, L.P., or BVF2, BVF II GP LLC, or BVF2 GP, Biotechnology Value Trading Fund OS LP, or Trading Fund OS, BVF Partners OS Ltd., or Partners OS, BVF GP Holdings LLC, or BVF GPH, BVF Partners L.P., or Partners, BVF Inc., Mark N. Lampert and Gorjan Hrustanovic, consists of (i) 2,480,742 shares of common stock held by BVF, (ii) 1,861,290 shares of common stock held by BVF2, (iii) 257,754 shares of common stock held by Trading Fund OS and (iv) 92,818 shares of common stock held by a certain managed account, or the Partners Managed Account. BVF GP, as the general partner of BVF, may be deemed to beneficially own the 2,480,742 shares of common stock beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the 1,861,290 shares of common stock beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 257,754 shares of common stock beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 4,342,032 shares of common stock beneficially owned in the aggregate by BVF and BVF2. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 4,692,604 shares of common stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 4,692,604 shares of common stock beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 4,692,604 shares of common stock beneficially owned by BVF Inc. As of March 31, 2023, Dr. Hrustanovic beneficially owned 56,846 shares of common stock underlying certain call options which will vest within 60 days of March 31, 2023. Dr. Hrustanovic is also a member of our board of directors. Dr. Hrustanovic disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The business address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc., Mr. Lampert and Dr. Hrustanovic is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The business address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power over 4,192,863 shares of our common stock and shared dispositive power over 4,591,089 shares of our common stock, and Wellington Management Company LLP has shared voting power over 4,171,102 shares of our common stock and shared dispositive power over 4,419,961 shares of our common stock. The principal business office of each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023, T. Rowe Price Associates, Inc. has sole voting power over 829,650 shares of our common stock and sole dispositive power over 4,379,159 shares of our common stock. The principal business office of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202

(5)

Based on a Schedule 13G filed with the SEC on February 14, 2023, Avoro Capital Advisors LLC (“Avoro”) has sole voting power over 3,850,000 shares of our common stock and sole dispositive power over 3,850,000 shares of our common stock. Avoro provides investment advisory and management services and has acquired the securities solely for investment purposes on behalf of Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro. The principal business office of Avoro Capital Advisors LLC is 110 Greene Street, Suite 800, New York, NY 10012.

(6)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has shared voting power over 26,763 shares of our common stock, shared dispositive power over 63,115 shares of our common stock and sole dispositive power over 3,597,192 shares of our common stock. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)

Based on a Schedule 13G/A filed with the SEC on February 4, 2023, BlackRock, Inc. has sole voting power over 3,216,276 shares of our common stock and sole dispositive power over 3,334,901 shares of our common stock. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)

Based in part on a Schedule 13D filed with the SEC on September 3, 2020 by Vertex Pharmaceuticals Incorporated. The principal place of business Vertex Pharmaceuticals Incorporated is 50 Northern Avenue, Boston, Massachusetts 02210.

(9)

Based on a Schedule 13G filed with the SEC on February 14, 2023, by Baker Bros. Advisors LP (“BBA”), Baker Bros. Advisors (GP) LLC (“BBA-GP”), Felix J. Baker and Julian C. Baker, consists of 2,642,828 shares of our common stock held by Baker Brothers Life Sciences, L.P. (“BBLS”) and 236,997 shares of our common stock held by 667, L.P. (“667”). These amounts exclude (i) 2,753,296 shares of common stock issuable upon exercise of pre-funded warrants held by BBLS and (ii) 264,704 shares of common stock issuable upon the exercise of pre-funded warrants held by 667, which pre-funded warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 4.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. BBA is the management company and investment adviser to 667 and BBLS and may be deemed to beneficially own all shares held by 667 and BBLS. BBA-GP is the sole general partner of BBA. Julian C. Baker and Felix J. Baker, as managing members of BBA-GP, have voting and investment power over the shares held by each of 667 and BBLS. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all shares held by 667 and BBLS, except to the extent of their indirect pecuniary interest therein. The principal business office of each such entity is 860 Washington St., 3rd Floor, New York, NY 10014.

(10)

Based on a Schedule 13G filed with the SEC on February 8, 2023, State Street Corporation has shared voting power over 2,780,061 shares of our common stock and shared dispositive power over 2,846,221 shares of our common stock. The principal business office of State Street Corporation is One Lincoln Street, Boston MA 02111.

(11)	Consists of (i) 573,700 shares of common stock held by Dr. Mainolfi and (ii) 1,297,857 shares subject to options held by Dr. Mainolfi that are vested and exercisable within 60 days of March 31, 2023.
(12)	Consists of (i) 47,559 shares of common stock held by Dr. Gollob and (ii) 342,961 shares subject to options held by Dr. Gollob that are vested and exercisable within 60 days of March 31, 2023.
(13)	Consists of (i) 71,951 shares of common stock held by Mr. Jacobs and (ii) 394,429 shares subject to options held by Mr. Jacobs that are vested and exercisable within 60 days of March 31, 2023.
(14)

Consists of (i) 3,762 shares of common stock held by Ms. Caughey and (ii) 60,314 shares subject to options held by Ms. Caughey that are vested and exercisable within 60 days of March 31, 2023. Ms. Caughey’s employment with us terminated on April 10, 2023.

(15)	Consists of 79,053 shares subject to options held by Mr. Albers that are vested and exercisable within 60 days of March 31, 2023.

(16)	Consists of 55,731 shares subject to options held by Dr. Esposito that are vested and exercisable within 60 days of March 31, 2023.
(17)	Consists of 141,818 shares subject to options held by Dr. Horobin that are vested and exercisable within 60 days of March 31, 2023.
(18)	Consists of 56,846 shares subject to options held by Dr. Hrustanovic that are vested and exercisable within 60 days of March 31, 2023.
(19)	Consists of 10,666 shares subject to options held by Dr. Maraganore that are vested and exercisable within 60 days of March 31, 2023.
(20)	Consists of 6,666 shares subject to options held by Ms. Morgan that are vested and exercisable within 60 days of March 31, 2023.
(21)	Consists of 28,317 shares subject to options held by Ms. Ridloff that are vested and exercisable within 60 days of March 31, 2023.
(22)	Consists of 4,000 shares subject to options held by Dr. Sandor that are vested and exercisable within 60 days of March 31, 2023.
(23)	Includes options to purchase 2,535,504 shares of common stock exercisable within 60 days of March 31, 2023 held by executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Kymera Therapeutics’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of Kymera Therapeutics’ independent registered public accounting firm, (3) the performance of Kymera Therapeutics’ internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Kymera Therapeutics’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Kymera Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Kymera Therapeutics for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Kymera Therapeutics be included in Kymera Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF KYMERA THERAPEUTICS, INC.

Elena Ridloff, CFA, Chairperson
Pamela Esposito, Ph.D.
Joanna Horobin, M.B., Ch.B.

April 27, 2023

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to shareholders and proxy statement, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: 857-285-5300. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS

A shareholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2023. However, if the date of the 2024 Annual Meeting of Shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Shareholders. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a shareholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the shareholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to the scheduled date of such annual meeting or (B) the tenth day following the day on which public announcement of the date of such annual meeting was first made. For shareholder proposals to be brought before the 2024 Annual Meeting of Shareholders, the required notice must be received by our corporate secretary at our principal executive offices not later than March 17, 2024 and no earlier than February 5, 2024. Shareholder proposals and the required notice should be addressed to Kymera Therapeutics, Inc., 200 Arsenal Yards Blvd., Suite 230, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

To comply with the universal proxy rules shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the Annual Meeting, or April 16, 2023.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

KYMERA THERAPEUTICS, INC. 200 ARSENAL YARDS BLVD., SUITE 230 WATERTOWN, MA 02472 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Bar code above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ KYMR2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 11:59 p.m. Eastern Time on June 14, 2023 to be voted at the annual meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06978-P90968 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KYMERA THERAPEUTICS, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following proposal: 1. To elect four class III directors to our Board of Directors, to serve until the 2026 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal; Nominees: 01) Bruce Booth, D.Phil. 02) Nello Mainolfi, Ph.D. 03) John Maraganore, Ph.D. 04) Elena Ridloff, CFA To withhold authority to vote for any individual nominee(s), mark “ For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers; The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and NOTE: To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting via the internet at www.virtualshareholdermeeting.com/KYMR2023 and vote during the meeting. Have your 16-digit control number available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V06979-P90968 KYMERA THERAPEUTICS, INC. Annual Meeting of Shareholders June 15, 2023 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Nello Mainolfi, Ellen Chiniara and Bruce Jacobs, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot. all of the shares of Common stock of KYMERA THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, ET on June 15, 2023, at www.virtualshareholdermeeting.com/KYMR2023, and any adjournment or postponement thereof. The shareholder(s) acknowledge(s) receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement, and revokes any proxy heretofore given with respect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side